EXHIBIT 10.2
Placement Agreement
between
7-Eleven, Inc.
and
Cardtronics, LP
July 20, 2007

i

Schedules

Schedule A	-	Financial Services

Schedule B	-	Financial Services Kiosks Deployed at Effective Date

Schedule C	-	Financial Services Kiosk Physical Requirements

Schedule D	-	Service Levels and Liquidated Damages

Schedule E	-	Payment and Consideration for Financial Services

Schedule F	-	Periodic Reports

Schedule G	-	Quarterly Meetings

Schedule H	-	Obligations Related to Financial Network Contracts

Placement Agreement
     This PLACEMENT AGREEMENT is executed on this 1st day of June, 2007 (the “Effective Date”), by and between 7-Eleven, Inc., a Texas corporation (“7-Eleven”), with principal offices at 1722 Routh Street, Suite 1000, Dallas, TX 75201, and Cardtronics, LP, a Delaware limited partnership (“Cardtronics”) with principal offices at 3110 Hayes Road, #300, Houston, Texas 77082.
7-Eleven, Inc. and Cardtronics, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Background.
1.1 Background and Objectives of the Parties.
(a) The Parties have entered into the Purchase Agreement as of the Effective Date. The Parties are entering into this Agreement contemporaneously with the Purchase Agreement.
(b) Cardtronics desires to maintain existing and install new Financial Services Kiosks in the Stores and offer the Financial Services via the Financial Services Kiosks, and receive the revenues therefrom, all in accordance with the terms and conditions of this Agreement.
(c) 7-Eleven desires to receive compensation for allowing the Financial Services Kiosks to be placed in the Stores in accordance with the terms and conditions of this Agreement.
1.2 Construction. The provisions of this Section 1 are intended to be a general introduction to this Agreement and are not intended to be binding on the Parties.
2. Definitions.
For purposes of this Agreement, the following capitalized terms shall have the meanings ascribed thereto. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings therein indicated.
2.1 “Accessway” shall mean the area immediately adjacent to a Financial Services Kiosk reasonably necessary for a customer to access and use the Financial Services Kiosk.
2.2 “Advanced Financial Services Functionality” shall mean advanced financial and other kiosk based service offerings excluding ATM Functionality which as of the Effective Date consist of: check cashing, money transfer, bill payment, deposit taking capabilities, and coupon or other promotional activities via receipt printing or usage of screens, financial institution guest member verification, financial institution balance and history print, financial institution account transfers (including share to share, share to loan, loan to loan, loan to share), financial institution cash advances (cash only), and financial institution loan payment (cash only and check where available).

2.3 “Advanced Financial Services Minimums” shall mean that there are installed and Cardtronics is operating Financial Services Kiosks with Advanced Financial Services Functionality in no fewer than: 75% of Stores by the fourth anniversary of the Effective Date.
2.4 “Affiliate” shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term “Affiliate” shall not include franchisees or area licensees of 7-Eleven.
2.5 “Agreement” shall mean this Placement Agreement, together with all schedules, exhibits and attachments hereto, and any modification or amendment thereto made in accordance with the terms hereof.
2.6 “ATM Functionality” means traditional automated teller machine functions including cash withdrawals, balance inquiries, account transfers, credit and/or debit card cash advances, transaction denials, or any other functions agreed to in writing by both Parties.
2.7 “Branding Partners” means those parties in contractual arrangements with 7-Eleven as of the Effective Date which permit such party to use a 7-Eleven mark in association with a Financial Services Kiosk, including but not limited to FSCC, Coop, Citi and TCF. 7-Eleven may agree to designate additional Branding Partners.
2.8 “Can Sign” shall have the meaning set forth in Section 11.1.
2.9 “Cardtronics Facilities” shall mean all locations where Financial Services Kiosks are installed other than Stores.
2.10 “Cardtronics Marks” shall have the meaning set forth in Section 9.3(a).
2.11 “Cardtronics Services” shall mean the Financial Services and other services provided by Cardtronics in accordance with this Agreement.
2.12 “Cardtronics Software” shall mean and include the software that is both (i) owned by or licensed to Cardtronics or its Affiliates, or their respective subcontractors or third party vendors, as of the Effective Date, or subsequently developed by Cardtronics or its Affiliates (or by third party vendors for Cardtronics or its Affiliates), or their respective subcontractors or third party vendors, and any new software subsequently purchased or licensed by Cardtronics or its Affiliates, or their respective subcontractors, from third parties, including (to the extent such right to the software was given to Cardtronics or its Affiliates or their respective subcontractors as part of the purchase or license), source code, object code and documentation relating to such software and any modifications, enhancements, revisions or supplements to such owned, developed, purchased or licensed software from time to time, and (ii) used to provide the Financial Services. As between the Parties and their Affiliates, Cardtronics shall own all right, title and interest in and to the Cardtronics Software.
2.13 “Claims” shall have the meaning set forth in Section 16.4.
2.14 “Competitor” shall mean any entity that sells grocery and/or prepared food products or other basic products and services, including gasoline, emphasizing convenience, in a manner substantially similar to 7-Eleven, including but limited to convenience store operations, retail gasoline/convenience facilities operated by either major oil companies or retail companies, either forecourt or off premises, and drugstores. By way of example, while not intended to be an exhaustive list, the following are examples of companies classified as Competitors of 7-Eleven; (i) any location selling gasoline that also offers convenience products; (ii) drugstores such as Walgreen’s, CVS, and Rite Aid; and (iii) any convenience store.
2.15 “Confidential Information” shall have the meaning set forth in Section 10.1.
2.16 “Customer Data” shall mean and include all Transaction or membership data and personally identifying or other customer information (such as names, addresses, social security numbers, dates of birth, home or work telephone numbers and employers) obtained as a direct result of a person’s registration for, purchase, attempted purchase and/or utilization of, the Financial Services on or via the Financial Services Kiosks. As between the parties, any Customer Data obtained as a result of the Cardtronics Services shall be owned by Cardtronics.
2.17 “Disclosing Party” shall have the meaning set forth in Section 10.1.
2.18 “Effective Date” is the date defined as such in the first paragraph of this Agreement.
2.19 “Exclusive Rights” shall have the meaning set forth in Section 3.1.
2.20 “Financial Services” shall mean the ATM Functionality and Advanced Financial Services Functionality services and products offered via the Financial Services Kiosks as set forth on Schedule A, and any other services and products offered via the Financial Services Kiosks in accordance with the terms and conditions of this Agreement.
2.21 “Financial Services Change” shall have the meaning set forth in Section 7.2.
2.22 “Financial Services Kiosk” shall mean each kiosk (including hardware and software) together with any and all other equipment, fixtures, and signage (if affixed to the Financial Services Kiosk or part of the surround) used to provide either ATM Functionality or Advanced Financial Services Functionality.
2.23 “Financial Services Kiosk Area” shall mean that space within a Store necessary for placement of the Financial Services Kiosk, which shall be designated in accordance with Section 3.8.
2.24 “Financial Services Kiosk Project” shall mean the development, installation, testing, operation and maintenance of Financial Services Kiosks.
2.25 “Franchisee Amendment” shall have the meaning set forth in Section 3.2.
2.26 “Intellectual Property Rights” shall mean all industrial, intellectual property or other rights of a person in, to or arising out of (a) United States or foreign patents and all corresponding rights throughout the world, or applications therefor and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) inventions (whether patentable or not in any country), ideas, conceptions (including invention disclosures and whether or not reduced to practice), industrial designs, improvements, trade secrets, proprietary information, know-how, technology and technical data, (c) copyrights, mask works, copyright registrations, mask work registrations and applications therefor in the United States or any foreign country, and all other rights corresponding thereto throughout the world, (d) United States or foreign registered or common law trademarks, service marks, trade dress, trade names, logos, intent-to-use registrations or notices, and applications to register or use any of the foregoing anywhere in the world, (e) trade secrets and Confidential Information, (f) any other proprietary rights in technology, including software, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, records, business information, or trade marks, trade dress or names, anywhere in the world, and all rights necessary for the worldwide development, manufacture, modification, enhancement, creation of derivatives thereof, sale, licensing, use, reproduction, publishing and display of such technology or other asset and all modifications and enhancements thereto and derivatives thereof and (g) all rights to sue or recover and retain damages, costs and attorneys’ fees for present and past infringement of any of the foregoing.
2.27 “Minimum Store Commitment” shall have the meaning set forth in Section 3.7.
2.28 “Party” shall mean either 7-Eleven or Cardtronics and “Parties” means both 7-Eleven and Cardtronics.
2.29 “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.
2.30 “Purchase Agreement” shall mean the Asset Purchase Agreement of even date herewith between the Parties for the sale by 7-Eleven and Vcom Financial Services, Inc. to Cardtronics of assets relating to the Financial Services Kiosk Project and an assumption of certain liabilities related to such assets.
2.31 “Receiving Party” shall have the meaning set forth in Section 10.1.
2.32 “Remodeling” shall mean removal, rearrangement and/or addition of shelving or other merchandising equipment and facilities, the installation of electrical, data communication, and other service with appurtenant outlets and any other improvements or alterations necessitated by installation, preparation or construction of a Financial Services Kiosk Area, in an existing Store. For the avoidance of doubt, build out of a new Store shall not constitute Remodeling.
2.33 “Removal” shall mean the removal of a Financial Services Kiosk upon expiration or termination of this Agreement pursuant to Section 18.7.
2.34 “Root Cause Analysis” means the formal process used by Cardtronics to diagnose the underlying cause of problems at the lowest reasonable level so that corrective action can be taken that shall eliminate repeat failures.
2.35 “7-Eleven Marks” shall have the meaning set forth in Section 9.3(b).

2.36 “Service Level Credits” means the liquidated damages to which 7-Eleven is entitled (including any applicable multipliers) when Service Level Defaults occur as set forth in Schedule D.
2.37 “Service Level Default” means a failure to achieve the Service Level or failure to avoid Increased Impact specified in Schedule D.
2.38 “Service Levels” means the standards for performance, availability, reliability, quality and responsiveness that Cardtronics will be required to meet in Cardtronics’s performance of the Cardtronics Services as set forth in Schedule D.
2.39 “Stores” shall mean the 7-Eleven corporate operated stores and 7-Eleven franchisee stores in the Territory (which Stores are identified on Schedule B hereto), together with all additional convenience stores or franchises in the Territory acquired or controlled by 7-Eleven after the Effective Date of this Agreement, whether or not such convenience stores or franchises are branded as “7-Eleven” stores, but excluding certain stores excluded pursuant to the terms of Section 3.2, as well as all stores consisting of less than 500 square feet, except that any such stores of less than 500 square feet which by mutual written agreement are designated as constituting Stores shall nevertheless qualify as “Stores”.
2.40 “Taxes” shall mean taxes, assessments, fees and other governmental charges imposed on or with respect to the ownership and operation of the Financial Services Kiosks, including income, profits, gross receipts, net proceeds, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, excess profits, occupational, severance, estimated or other charge of any kind whatsoever, including any interest penalty or additions thereto, whether disputed or not; provided, however, that in no event shall Taxes include or be deemed to include (i) property or ad valorem taxes related to any tangible property or asset not sold and conveyed to Cardtronics in accordance with the Purchase Agreement, or (ii) any income, franchise, margin or other taxes of any kind assessed upon income or revenues of 7-Eleven or its franchisees, including but not limited to income or revenues received by 7-Eleven or its franchisees in respect of the Financial Services Kiosks.
2.41 “Term” shall have the meaning set forth in Section 18.1.
2.42 “Territory” shall mean the United States of America.
2.43 “Transaction” shall mean the execution of a transaction by a customer on a Financial Services Kiosk, including by way of example, and without limitation, a cash withdrawal, balance inquiry, account transfer, cashing of a check, bill payment or purchase of telecommunications products by a person at a Store using a Kiosk.
2.44 “Transaction Fees” shall have the meaning set forth in Section 8.1.
2.45 “Vault Cash” shall mean cash contained in a Financial Services Kiosk.

2.46 “Vault Cash Loss” means a single occurrence of the loss of Vault Cash in excess of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] from a single Financial Services Kiosk. Vault Cash Losses include stolen, lost or destroyed Vault Cash and negotiable instruments. Vault Cash Losses, to the extent that they are not directly attributable to 7-Eleven or its franchisees, or its or their employees or agents, as provided in Section 15.2, does not include any loss of Vault Cash occurring outside the Financial Services Kiosk, such as losses occurring to Vault Cash while in transit or in storage at a vault or similar location away from a Store. The amount of a Vault Cash Loss does not include the face value of stolen, lost or destroyed negotiable instruments or other non-cash items of value, or to the extent that they are not directly attributable to 7-Eleven or its franchisees, or its or their employees or agents, as provided in Section 15.2, any loss of any nature to the extent such loss results from (a) equipment malfunction; (b) mistakes in Financial Services Kiosk loading including, without limitation, currency dispensed due to misloaded denominations, misconfigured cassettes, or misloaded cassettes; (c) currency dispensed due to mistake or fraudulent instruction manually or electronically transmitted to the Financial Services Kiosk; (d) discrepancies between network reports and Financial Services Kiosk bill counter totals (in the event of such discrepancies, bill counter totals will be deemed conclusive); (e) Cardtronics’ mistakes in verification; (f) access by third persons (i.e. persons other than 7-Eleven or its franchisees, or its or their employees or agents), whether authorized or unauthorized, unless such access was made possible by the intentional act or omission of 7-Eleven or its franchisees, or its or their employees or agents, described in Section 15.2); (g) the use of magnetic debit and credit cards; (h) the presence of excess currency (commonly called “side cash”), or items of value not specifically intended to be present at the Financial Services Kiosk location; (i) burglary; or (j) damage from breakage and vandalism.
2.47 “Vault Cash Loss Liability Limit” means the maximum amount of 7-Eleven’s liability for a Vault Cash Loss and such amount is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] per Vault Cash Loss.
2.48 “Viruses” shall mean viruses, contaminants or similar items.
3. Installation of Financial Services Kiosks in Stores.
3.1 Financial Services Kiosk Exclusivity.
(a) Subject to the other terms and conditions herein, Cardtronics shall have the exclusive right to install and operate Financial Services Kiosks offering Advanced Financial Services Functionality and the exclusive right to install and operate Financial Services Kiosks providing only ATM Functionality in each Store (which shall be deemed to include the leasehold or property which is part of the operation of the retail 7-Eleven Store) for a period of ten (10) years. Cardtronics shall provide 7-Eleven written notice if it intends to temporarily or permanently cease providing Advanced Financial Services Functionality in whole or in part. Notwithstanding anything to the contrary in this Section 3.1(a): (i) if at any time Cardtronics is no longer operating any Financial Services Kiosks with Advanced Financial Services Functionality, its exclusive rights as to Advanced Financial Services Functionality shall terminate and 7-Eleven may thereafter install and operate Financial Services Kiosks offering Advanced Financial Services Functionality (but not ATM Functionality); (ii) if at any time after the fourth anniversary of the Effective Date, Cardtronics is no longer offering a product or service as part of Advanced Financial Services Functionality in at least enough Stores to meet the Advanced Financial Services Minimums, its exclusive rights as to that product or service shall terminate and 7-Eleven may thereafter install and operate Financial Services Kiosks offering such product or service (but not ATM Functionality or other products or services to which Cardtronics maintains exclusivity rights); and (iii) if Cardtronics has not installed Financial Services Kiosks with Advanced Financial Services Functionality in all Stores after the fourth anniversary of the Effective Date, and Cardtonics has failed to meet the Advanced Financial Services Minimums, and Cardtronics has not obtained 7-Eleven’s approval of Cardtronics’ plan to install Financial Services Kiosks with Advanced Financial Services Functionality in the remaining Stores, its exclusive rights as to such Stores where no Financial Services Kiosks with Advanced Financial Services Functionality have been installed shall terminate. With respect to (ii) or (iii), if Cardtronics wants to retain the applicable exclusivity, Cardtronics will present a plan prior to the end of the four year period and obtain 7-Eleven’s approval of such plan. 7-Eleven will not unreasonably withhold, condition, or delay such approval.
(b) With respect to any acquisitions or franchise arrangements wherein 7-Eleven acquires Stores after the Effective Date with existing ATM obligations and/or 7-Eleven has not yet installed or converted such locations to the 7-Eleven network infrastructure, network and utility facilities, and taken any other necessary actions required of 7-Eleven hereunder in order to enable Cardtronics to install and operate Financial Services Kiosks in such Stores, Cardtronics’ exclusive right to install and operate Financial Services Kiosks in such Stores shall not apply until (i) such existing ATM obligations have expired, (ii) 7-Eleven has converted such Store to the 7-Eleven network infrastructure or Cardtronics has agreed to arrange for alternative communications infrastructure at its sole expense (such agreement at Cardtronics sole and exclusive discretion); and (iii) Cardtronics has installed and is operating a Financial Services Kiosk in such newly acquired Store(s). 7-Eleven agrees to provide Cardtronics notice as to all such locations when the conditions of both (i) and (ii) have been satisfied. 7-Eleven agrees not to extend or otherwise renew any such existing ATM obligations as described herein. For avoidance of doubt, after Cardtronics has received the notice as contemplated herein that it can install a Financial Services Kiosk in accordance with this Section, 7-Eleven shall have no obligation to remove any existing ATMs in Stores after pre-existing obligations have expired until Cardtronics has installed and is operating a Financial Services Kiosk at such location unless space limitations in the Store require the removal of the existing ATM in order to install the Financial Services Kiosk. If space limitations in the Store require the removal of the existing ATM in order to install the Financial Services Kiosk, Cardtronics shall notify 7-Eleven when it has a Financial Services Kiosk ready to install, and the parties shall reasonably cooperate to schedule and perform the removal of the existing ATM by the ATM vendor and installation of the Financial Services Kiosk by Cardtronics in a manner that results in minimum ATM downtime and impact to ATM availability for 7-Eleven customers. All Cardtronics’ rights in this Section 3.1 shall be referred to as the “Exclusive Rights”.
(c) In the event that 7-Eleven exercises it right to terminate either this Agreement or any Store location in accordance with this Agreement or Schedule D, the Exclusive Rights granted in this Section 3.1 shall likewise terminate.
3.2 Financial Services Kiosk Installation. Subject to the other terms and conditions herein, Cardtronics shall install, operate and maintain one or more Financial Services Kiosks with ATM Functionality in the Financial Services Kiosk Area in each Store, except that either party may request approval of the other party for the exclusion of any Store from these obligations if the Financial Services Kiosk has repeatedly been subject to vandalism or burglary (which approval shall not be unreasonably withheld, conditioned or delayed), and upon such approval, such Stores shall be deemed excluded from such obligations and from Cardtronics Exclusive Rights and all other rights. For security reasons, Cardtronics shall have the right to bolt Financial Services Kiosks to the floors of Stores. However, in no event shall Cardtronics be obligated to install any Financial Services Kiosks in any Stores from and after such time when there shall remain three (3) years or less in the Term, taking into account any renewal of the Term pursuant to Section 18.2; and provided, further, that Cardtronics’ Exclusive Rights and all other rights and obligations under this Agreement shall terminate as to that Store, and any new Stores opened thereafter, upon its election not to install, operate or maintain a Financial Services Kiosk as to such Store pursuant to and as provided in this sentence. Notwithstanding any requirement to the contrary, Cardtronics may (but shall not be obligated to) install Financial Services Kiosks with Advanced Financial Services Functionality in addition to ATM Functionality, in each corporate-operated Store and, if the franchisee has executed a Franchisee Amendment as contemplated in Section 3.4, in such franchisee-operated Store. Notwithstanding the foregoing, but subject as hereinafter provided, Cardtronics shall not have any right or option to install a Financial Services Kiosk in a Store, and such right or option shall not apply, for so long as 7-Eleven is subject to any conflicting contractual or other legal restriction, or if such Store has physical limitations, preventing or materially limiting the operation of a Financial Services Kiosk in such Store; provided, however, that the foregoing provisions of this sentence shall be inapplicable with respect to any Store in which a Financial Services Kiosk is located as of the date of this Agreement. For Stores opened after the Effective Date, 7-Eleven shall give Cardtronics sixty (60) days notice of the date on which a Financial Services Kiosk is to be installed, and Cardtronics shall install and operate a Financial Services Kiosk in the Financial Services Kiosk Area of the Store within thirty (30) days if such Store was included in the preceding quarterly forecast, and within sixty (60) days if such Store was not included in the preceding quarterly forecast (“Install Date”). In order to insure that the Financial Services Kiosk is operating upon the opening or conversions of a Store, 7-Eleven and Cardtronics will use good faith efforts to mutually develop a rolling forecast on a quarterly basis, estimating 7-Eleven’s required Financial Services Kiosk needs, as well as the need for the installation of Financial Services Kiosk by Cardtronics, based on 7-Eleven’s anticipated number of new Stores and Store closures during the Term of this Agreement. The mutual forecast provided herein will represent the parties’ estimate of 7-Eleven’s requirements; provided that, nothing herein shall obligate Cardtronics to supply any such Financial Services Kiosks until Notice as provided in Section 3.4 is actually provided by 7-Eleven. 7-Eleven makes no warranty as to the accuracy or completeness of the Forecasts. Cardtronics acknowledges and agrees that the Forecasts are solely for informational purposes and that the Forecasts will not obligate 7-Eleven in any manner. If either (a) Cardtronics refuses or fails to timely install or operate a Financial Services Kiosk in a Store when required to do so in accordance with the terms of this Agreement, or (b) Cardtronics fails to provide the maintenance services set forth in Section 5 herein as to a Financial Services Kiosk in a Store, then (i) subject to and in accordance with Section 18.3, 7-Eleven may terminate Cardtronics’

Exclusive Rights and all other rights and obligations hereunder with respect to such Store in the same manner and with the same effect as if such date were the expiration date of this Agreement as to such Store, and (ii) Cardtronics shall remove any Financial Services Kiosk from such Store in accordance with Section 18.7 herein.
3.3 Advanced Financial Services Functionality. In addition to other elections which may be made by Cardtronics in its good faith business judgment pursuant to this Agreement as provided above, Cardtronics may in its good faith business judgment elect to replace the existing Financial Services Kiosks providing Advanced Financial Services Functionality in some or all of the Stores in which same are located, with Financial Services Kiosks not offering Advanced Financial Services Functionality, or to otherwise discontinue the offering of Advanced Financial Services Functionality, and to decline to install new Financial Services Kiosks providing Advanced Financial Services Functionality in future installations, and to instead install Financial Services Kiosks not providing Advanced Financial Services Functionality.
3.4 Lessor Consents and Franchisee Participation. Cardtronics expressly acknowledges that certain of the Stores may be leased by 7-Eleven or its Affiliates or operated by 7-Eleven’s franchisees, or both. Any such Store existing on the Effective Date and not listed on Schedule B shall also be subject to the Exclusive Rights and terms and conditions set forth in Section 3.1 unless (i) in the case of a leased Store, the lessor has not consented, if necessary under the terms of the lease, to the installation and operation of a Financial Services Kiosk, and (ii) in the case of a franchised Store, the franchisee has not executed a franchisee amendment providing for the installation and operation of a Financial Services Kiosk in such Store, in a form reasonably acceptable to 7-Eleven (a “Franchisee Amendment”). 7-Eleven shall request, and shall use good faith efforts to obtain, such consents and Franchisee Amendments, but 7-Eleven’s failure to obtain any such consents or Franchisee Amendments despite such request and efforts shall not constitute a default under this Agreement. Nothing in this Section 3.4 shall require 7-Eleven to expend any out of pocket amounts, or incur any additional obligation or liability, for the purpose of securing a lessor consent or a Franchisee Amendment. Other than the lessor or franchisee consents, Cardtronics shall be responsible for obtaining any consents, licenses, permits or approvals necessary to install and operate Financial Services Kiosks and provide Financial Services, but Cardtronics shall have no obligation to obtain any of the consents, licenses, permits and approvals necessary to build, alter, occupy, use or operate the Stores.
3.5 Transition of ATM Services to Cardtronics. The Parties shall adhere to any procedures, schedules and requirements as may be mutually agreed in a transition plan executed by both parties describing the transition of the Financial Services to Cardtronics (the “Transition Plan”).
3.6 Installation of Financial Services Kiosks. Cardtronics shall minimize disturbances to Store operations during Cardtronics’ installation of any Financial Services Kiosks. Such installation shall not take place during any period of peak operation of the Store as reasonably designated by 7-Eleven by prior notice to Cardtronics. Cardtronics and 7-Eleven shall mutually agree on the schedule for installation, removal, or movement of any Financial Service Kiosk. Cardtronics and 7-Eleven shall work together to allow 7-Eleven adequate time to address communications, POP, advertising, etc. with respect to the applicable Functionality that exists on the Financial Service Kiosk in each location.

3.7 Store Commitment. 7-Eleven agrees that Cardtronics’ Exclusive Rights in this Agreement shall apply to at least [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] Stores during the Term (“Minimum Store Commitment”). In the event that due to any Store closing, or any sale of a Store to a purchaser who or which does not assume 7-Eleven’s obligations under this Agreement as applicable to such Store, there are not sufficient Stores available to Cardtronics to meet the Minimum Store Commitment in accordance with this Agreement during the period after the Effective Date and prior to termination of Cardtronics’ rights as to such Store under this Agreement, 7-Eleven shall pay Cardtronics the amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] per month for each Store below the Minimum Store Commitment which was not available to Cardtronics, for each full month from and after such reduction below the Minimum Store Commitment until the date on which sufficient Stores are available to meet the Minimum Store Commitment again, as liquidated damages for 7-Eleven’s failure to meet the Minimum Store Commitment. Further, the Southwest Convenience Store locations shall at all times count towards the Minimum Store Commitment and in the event that the Store count falls below [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] after the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] year of the Term, all locations once Cardtronics has declined to install a Financial Services Kiosk shall also count towards the Minimum Store Commitment. The Minimum Store commitment shall be reduced by one for each Store at which Cardtronic’s Exclusive Rights are terminated pursuant to this Agreement. Further, the Minimum Store Commitment shall be temporarily reduced for each Store subject to payments of liquidated damages under Section 3.9(b).
3.8 Financial Services Kiosk Area. 7-Eleven shall designate the Financial Services Kiosk Area in each Store in its sole discretion, except that such location must be in the merchandising area and comply with the specifications as set forth on Schedule C. 7-Eleven hereby grants Cardtronics a limited license to use the Financial Services Kiosk Area solely to install and operate the Financial Services Kiosks, and exercise and perform its other rights and obligations under this Agreement, during (and as and solely to the extent contemplated by this Agreement, after) the Term and for no other purpose.
3.9 Remodeling Etc.
(a) If Remodeling is required (due to the type of kiosk, the type of required surround or any other Cardtronics requirements) for the installation of any Financial Services Kiosk in any Financial Services Kiosk Area, Cardtronics shall so notify 7-Eleven, and 7-Eleven shall, in coordination with Cardtronics, (a) prepare all necessary building and construction plans and specifications, (b) obtain all necessary permits, licenses and/or approvals and (c) complete the Remodeling. Cardtronics shall promptly reimburse 7-Eleven for all necessary out of pocket costs incurred by 7-Eleven in connection with Remodeling. 7-Eleven shall reasonably cooperate with

Cardtronics in regards to any necessary removals, moves or reinstallations of Financial Services Kiosks.
(b) If 7-Eleven or any of its franchisees remodels, reconstructs, improves, alters or relocates (“Updates”) any Financial Services Kiosk Area, or any Store location that will impact any Financial Services Kiosk Area, 7-Eleven shall so notify Cardtronics, and Cardtronics shall, in coordination with 7-Eleven, coordinate any necessary removals, moves, and/or reinstallations. In the event that 7-Eleven chooses to Update a substantial number of stores (more than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] of the Stores) at the same time, and such remodeling is not due to circumstances beyond 7-Eleven’s reasonable control, and such Updates require the Stores to be closed for [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] or more consecutive days, then 7-Eleven, as Cardtronics sole and exclusive remedy, shall pay Cardtronics liquidated damages in the sum of $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] per Store per day.
(c) In all other events, the party either requesting or causing the necessity for a removal, move, and/or reinstallation shall bear the costs, including costs of removal, shipment and storage.
3.10 Store Closings. In the event that (a) 7-Eleven, in its sole discretion, permanently ceases retail operation of a Store, (b) an applicable law or regulation prevents, prohibits or materially restricts a Store from operating a Financial Services Kiosk or (c) a Franchisee Amendment terminates, then in each case 7-Eleven’s and Cardtronics’ obligations under this Agreement with regard to such Store shall terminate as of the date of such cessation of operation, date of effectiveness of the law or termination, as applicable. 7-Eleven shall provide Cardtronics with no fewer than ninety (90) days’ advance written notice of such cessation and shall notify Cardtronics in writing of any such termination within ten (10) days of its receipt of written notice thereof. Removal of the Financial Services Kiosk from the affected Store shall be made pursuant to Section 18.7. Cardtronics shall provide 7-Eleven at least three (3) days written notice of the date it desires to remove the Financial Services Kiosk, and Cardtronics shall not commence removal without 7-Eleven’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such Store closings shall not reduce the Minimum Store Commitment as set forth in Section 3.7.
3.11 Security and Access to Stores. Cardtronics shall at all times substantially comply with 7-Eleven’s and 7-Eleven’s franchisees’ security and access policies as such may be in effect and are identified or provided in writing to Cardtronics from time to time at each Store, within a reasonable period of time (but in no event less than 30 days) after Cardtronics receives such written notice of such policies or change thereto. Cardtronics shall abide by all 7-Eleven and franchisee rules and regulations as such may be in effect from time to time and are identified or provided in writing to Cardtronics while on Store premises, including, but not limited to (a) safety, health and hazardous material management rules, (b) rules prohibiting misconduct on Store premises such as use of physical aggression against persons or property, harassment, security and theft and (c) any other standards and procedures adhered to by employees of 7-Eleven and its Affiliates and their respective subcontractors. Each Party shall take all reasonable precautions to ensure safe working procedures and conditions during and in connection with such Party’s operations while on Store premises. Any Cardtronics employees or subcontractors who access Stores or other facilities of 7-Eleven or its vendors may be required to sign a separate access agreement prior to admittance to such facilities.
3.12 Content Requirements and Restrictions. Cardtronics shall at all time comply with the provisions set forth in Section 7.4, and any additional requirements that may be set forth in Schedule E.
3.13 Network Agreements. Cardtronics has assumed certain interchange, financial network and similar agreements relating to the operation of the Financial Services Kiosks which were entered into by 7-Eleven prior to the date of this Agreement. All of the foregoing agreements are hereinafter collectively called “Network Agreements”. 7-Eleven agrees that it and its franchisees will perform any obligations identified in Schedule H which pertain solely to the operation or ownership of the Stores in such Network Agreements.
3.14 Networks. Cardtronics shall throughout the Term maintain participation in a broad enough range of national and/or regional EFT networks such that cards are accepted by the Financial Services Kiosk at a rate consistent with 7-Eleven’s historical experience.
3.15 Quarterly Meetings. The Parties shall engage in quarterly meetings as set forth in Schedule G.
4. Equipment.
4.1 Financial Services Kiosk Specifications. Cardtronics reserves the right to select the make and model of Financial Services Kiosks for installation or to hereafter substitute other makes and models Financial Service Kiosks installed in any Financial Services Kiosk Area, so long as any such substitute Financial Services Kiosk (a) has permitted functionality, (b) meets the specifications set forth in Schedule C, as may be amended from time to time to conform to legal requirements, or by mutual agreement, (c) does not place any additional burden on the Store’s structural or utility systems, including without limitation electrical and telephone systems, and (d) has a similar appearance in color and design that is comparable to the existing 7-Eleven ATM base. 7-Eleven shall provide or cause to be provided the Financial Services Kiosk Areas in the Stores in accordance with this Agreement. Cardtronics shall inform 7-Eleven of the vendor and model number (or other means of equipment identification) and space requirements for normal operation, maintenance and service of the Financial Services Kiosk, its immediate surrounds or fixtures, its signage required to be provided pursuant hereto and related equipment selected by Cardtronics prior to the commencement of installation of any Financial Services Kiosk. Notwithstanding the foregoing, or any other provision of this Agreement to the contrary, however, the Financial Services Kiosks and equipment purchased from 7-Eleven shall be deemed to comply with this Agreement in all respects, and for all purposes under this Agreement as of the Effective Date.

4.2 Periodic Replacement. Cardtronics shall replace Financial Services Kiosks as mutually determined necessary in the quarterly meeting with 7-Eleven described in Schedule G.
4.3 Standards; Warranties. Cardtronics represents and warrants that it shall perform all its obligations hereunder with promptness and diligence, and in a good and workmanlike manner and in accordance with industry standards for well managed financial services operations.
4.4 Removal of Money Order Functionality. 7-Eleven shall have caused to be executed a Task Order with NCR to remove all money order printers and other money order functionality equipment or software, and take such other steps as are needed to terminate money order functionality, from the Financial Services Kiosks offering such functionality as soon as reasonably possible, but in any event within one (1) year after the Effective Date. The costs associated with respect to the Task Order shall be the responsibility of 7-Eleven. 7-Eleven shall have no further responsibility with respect to the money order printers or the Financial Services Kiosks associated with the removal of money order functionality, and NCR shall be responsible for performing the Task Order. Any Down Time (as defined in Schedule D) of a Financial Services Kiosk caused by NCR in connection with the Task Order shall be excluded in calculating the “Availability” of said Financial Services Kiosk.
5. Maintenance of Financial Services Kiosks.
5.1 Cardtronics to Provide Maintenance. Cardtronics shall provide, or cause to be provided, at its own expense, maintenance of each Financial Services Kiosk. Cardtronics shall not unduly hinder the operations of the Stores while performing its maintenance duties. Cardtronics shall supply 7-Eleven with the name, address and telephone number of its subcontractors responsible for maintenance for purposes of identification. Cardtronics or its designated service agents or subcontractors shall have the right to enter a Store during such Store’s normal business hours to perform the maintenance required hereby.
5.2 Definition of Maintenance.
(a) Cardtronics. For purposes of this Agreement, the terms “maintain” and “maintenance” of Financial Services Kiosks shall include cleaning, repair (whether or not defects are covered by manufacturer’s warranties), parts installation, parts replacement and replenishment of the supply of Vault Cash (as that term is defined in Section 15.2), as well as all labor in connection with each of the foregoing. Cardtronics shall maintain adequate amounts of Vault Cash in each Financial Services Kiosk at all times. “Adequate amounts of Vault Cash” means that amount of cash required for each Financial Services Kiosk to satisfy customer withdrawals made between replenishments of cash by Cardtronics in conformance with the service levels set forth in Schedule D. Cardtronics shall be responsible for required data communications lines from the Financial Services Kiosk to the Store router or switch, and all telephone hook-up, data line and/or communications network charges.
(b) 7-Eleven. 7-Eleven shall maintain the Store space surrounding the Financial Services Kiosk Area in a reasonably neat and orderly condition and free of obstructions. 7-Eleven, at its sole expense, shall cause to be installed, maintained, and available for Cardtronics’ use from and after the Install Date, on a plug in basis, required data communication lines installed to the Store router or switch, and electric lines necessary or appropriate for or in connection with the operation of the Financial Services Kiosks. The cost of all utilities shall be borne by 7-Eleven.
5.3 Failure to Maintain Financial Services Kiosks. Cardtronics agrees to be bound by the service level provisions set forth in Schedule D.
6. Personnel.
6.1 Qualifications of Cardtronics Employees and Subcontractors. Cardtronics agrees that the employees and subcontractors it assigns to perform any services relating to the Financial Services Kiosks in Stores (which may at Cardtronics’ option be Affiliates of Cardtronics) shall be personnel reasonably qualified for the services they are to perform.
6.2 Replacement of Cardtronics Employees and Subcontractor Employees. 7-Eleven shall give written notice to Cardtronics if 7-Eleven (i) reasonably determines that any of Cardtronics’ employee’s or subcontractor’s employee’s performance is materially deficient, or (ii) discovers that there have been material misrepresentations by or concerning the employee or subcontractor employee. Cardtronics shall then promptly investigate the situation and develop a plan to resolve any issues. If the issues are not resolved within a reasonable period (taking into account the harm or potential harm to 7-Eleven), then Cardtronics will replace the employee or subcontractor employee with a person satisfying the criteria set forth in Section 6.1. Nothing in this provision shall be deemed to give 7-Eleven the right to require Cardtronics to terminate the employment of any of Cardtronics’ employees or subcontractor’s employees; rather, it is intended to give 7-Eleven only the right to require that Cardtronics or such subcontractor discontinue using an employee in the performance of the services relating to the Financial Services Kiosk Project.
7. Cardtronics Services.
7.1 Provision of Cardtronics Financial Services. Cardtronics shall provide the Financial Services at the Stores, subject to the terms and conditions contained in this Agreement (including without limitation the terms and conditions of Section 3.1 of this Agreement) and any applicable Schedules. Cardtronics shall provide and/or obtain all facilities, personnel and other resources as are necessary to provide the Cardtronics Services, the costs of which shall be borne by Cardtronics, except as otherwise expressly provided in this Agreement.

7.2 Financial Services Changes. After the Effective Date, the parties will meet quarterly to discuss potential new product and/or service opportunities as Advanced Financial Services Functionality. Cardtronics shall have no right to add new products or services to the Financial Services Kiosks without 7-Eleven’s prior written consent, which may be withheld in 7-Eleven’s sole discretion. However, Cardtronics shall have the right to (i) discontinue or materially reduce any Financial Services on the Financial Services Kiosks deployed in the Stores, or (ii) materially modify or enhance any Financial Services on the Financial Services Kiosks deployed in the Stores (collectively “Financial Services Changes”), all in its good faith business judgment, and in each case without the prior written consent of 7-Eleven. 7-Eleven shall have no obligation to share in any development or implementation costs relating to any Financial Services Change proposed by Cardtronics. Cardtronics may not implement any changes involving any Alternative Revenue Streams (or “ARS”) as described in Schedule E without 7-Eleven’s prior written approval which approval shall be in 7-Eleven’s sole discretion, except as may be otherwise provided in Schedule E with respect to adding BINs on existing agreements.
7.3 Use of Subcontractors. Subject to Section 6 and all other terms of this Agreement, Cardtronics may delegate or subcontract any of its obligations under this Agreement without the prior consent of 7-Eleven; provided however, that Cardtronics may not delegate or subcontract any of its obligations hereunder to a Competitor of 7-Eleven without 7-Eleven’s prior written consent. With respect to any obligations of Cardtronics under this Agreement performed by subcontractors, Cardtronics will remain responsible for such obligations to the same extent Cardtronics would be responsible for Cardtronics’ employees. Cardtronics will not disclose to any subcontractor any 7-Eleven Confidential Information unless and until such subcontractor has agreed in writing to protect the confidentiality of such information in a manner that is equivalent to that required of Cardtronics hereunder.
7.4 Cardtronics Service Warranty. Cardtronics represents and warrants to 7-Eleven that Cardtronics’ respective Marks, Financial Services Kiosk screens and all marketing materials shall not (a) contain or permit to appear any defamatory or libelous material or material that discloses private or personal matters concerning any person, without such person’s consent, (b) contain or permit to appear any messages, data, images or programs that are illegal (including Internet gambling), contain nudity or sexually explicit content or are obscene or pornographic (c) contain or permit to appear any messages, data, images or programs that would violate the intellectual property rights of others, including, but not limited to, unauthorized copyrighted text, images or programs, trade secrets or other confidential proprietary information, or trademarks or service marks used in an infringing fashion. In the event Cardtronics breaches any of its warranties hereunder, 7-Eleven may require Cardtronics to immediately remove any or all noncompliant Cardtronics screens from the Financial Services Kiosk, at 7-Eleven’s sole discretion, until Cardtronics adequately demonstrates to 7-Eleven that Cardtronics is in full compliance with the warranties set forth herein. Notwithstanding the foregoing, in any event, Cardtronics’ failure to remedy the breach after notice as provided in this Agreement shall be deemed a material breach of this Agreement. Cardtronics acknowledges and agrees that, as between Cardtronics and 7-Eleven, Cardtronics will be solely responsible for any claims or other losses associated with or resulting from the Financial Services, including, without limitation, any warranty, return or support obligations related to the Financial Services or any regulatory, statutory, or legal compliance or non-compliance issues related to the Financial Services. Cardtronics shall provide 7-Eleven with the name and contact information of an individual who will act as a point of contact between 7-Eleven and Cardtronics on all customer service issues, and Cardtronics will update such information from time to time as necessary.
7.5 Cardtronics Renegotiations. Cardtronics may renegotiate the terms of any Cardtronics third party service provider agreement to change maintenance services provided by such third party in connection with the Financial Services Kiosk Project as of the Effective Date, without the requirement of prior written consent of 7-Eleven, provided that Cardtronics remains in compliance with the standards set forth in this Agreement.
8. Payments and Consideration.
8.1 Cardtronics Transaction Fees. In consideration for the rights granted to it under the Agreement, Cardtronics shall pay 7-Eleven the transaction fees (the “Transaction Fees”) in accordance with Schedule E and the Alternate Revenue Stream payments in accordance with Schedule E-1.
9. Intellectual Property and Software.
9.1 General Knowledge of Parties. Subject to the confidentiality obligations contained herein, nothing contained in this Agreement shall prevent or preclude a Party from utilizing the general knowledge, skill or experience acquired by the Party in the course of performing its obligations under this Agreement.
9.2 Third Party Notices. If a Party receives a notice of infringement, request for disclosure, subpoena or other inquiry with respect to the other Party’s Intellectual Property Rights or Confidential Information, it shall, as soon as practical, notify the other Party in writing. The Party receiving the third party notice shall not respond to such notices, requests, subpoenas or inquiry without first so notifying the other Party in writing.
9.3 Trademark Licenses.
(a) Cardtronics hereby grants to 7-Eleven a non-exclusive, non-transferable (except as set forth in Section 19.3), royalty-free license, during the Term, to use, display, distribute, perform and publish any trademarks, trade names, service marks and logos that may be delivered by Cardtronics to 7-Eleven or otherwise authorized by Cardtronics for use by 7-Eleven (the “Cardtronics Marks”) for purposes related to this Agreement. Any use of the Cardtronics Marks by 7-Eleven must be approved in advance in writing by Cardtronics and must also comply with this Agreement and the then-most recent written usage guidelines, if any, that are delivered to 7-Eleven by Cardtronics. Whenever 7-Eleven makes use of any Cardtronics Marks, 7-Eleven shall apply an appropriate legend (where reasonable) acknowledging that such Cardtronics Marks are the property of Cardtronics.
(b) 7-Eleven hereby grants to Cardtronics a non-exclusive, non-transferable, royalty-free license (with sublicensing rights to Branding Partners as provided for in Section 11.2), during the Term, to use, display, distribute, perform and publish any trademarks, trade names, service marks and logos that may be delivered by 7-Eleven to Cardtronics or otherwise authorized by 7-Eleven for use by Cardtronics (the “7-Eleven Marks”) but only at the Stores and only for purposes related to this Agreement. Any use of 7-Eleven Marks by Cardtronics must be approved in advance in writing by 7-Eleven and must also comply with this Agreement and the then-most recent written usage guidelines, if any, that are delivered to Cardtronics by 7-Eleven. Whenever Cardtronics makes use of any 7-Eleven Marks, Cardtronics shall apply an appropriate legend (where reasonable) acknowledging that such 7-Eleven Marks are the property of 7-Eleven.
(c) Each of 7-Eleven and Cardtronics represent and warrant to the other that its respective Marks, internet sites and marketing materials relating to the Financial Services Kiosk Project shall not contain or permit to appear (a) any defamatory or libelous material or material that discloses private or personal matters concerning any person, without such person’s consent, (b) any messages, data, images or programs that are illegal (including internet gambling), contain nudity or sexually explicit content or content that is obscene or pornographic or (c) any messages, data, images or programs that would violate the Intellectual Property Rights of others, including, but not limited to, unauthorized copyrighted text, images or programs, trade secrets or other confidential proprietary information, or trademarks or service marks used in an infringing fashion.
(d) Cardtronics acknowledges that the 7-Eleven Marks are a symbol of 7-Eleven’s goodwill. Cardtronics agrees that it shall not use, register or attempt to register in the Territory, or any other location world wide, any trademark, trade name, service mark, domain name or company name that contains the word or letters “7-Eleven,” “Seven Eleven,” or “7-11” or that would cause a likelihood of confusion with the 7-Eleven Marks.
(e) 7-Eleven acknowledges that the Cardtronics Marks are a symbol of Cardtronics’ goodwill. 7-Eleven agrees that it shall not use, register or attempt to register in the Territory, or any other location world wide, trademark, trade name, service mark, domain name or company name that contains the word or letters (e.g. “Cardtronics”) or that would cause a likelihood of confusion with the Cardtronics Marks.
(f) The Financial Services Kiosks may be primarily branded with a trade name subject to 7-Eleven written approval. Cardtronics may (i) brand the Financial Services Kiosks located outside the Stores using a different mark in its discretion; (ii) place other service providers’ brands, logos and marks on the Financial Services Kiosks located inside or outside the Stores; and (iii) place the brands, logos or marks of other significant Financial Services Kiosk Project suppliers on Financial Services Kiosk monitors or other physical parts of the Financial Services Kiosks located inside or outside the Stores; provided, for each of the foregoing, the placement of additional brands or logos on the Financial Services Kiosks shall be selected and approved jointly by the Parties. Notwithstanding the foregoing, in no event shall any brands or logos of Competitors of 7-Eleven appear on the Financial Services Kiosks whether on the exterior surrounds, screens, or receipts or coupons.
(g) Nothing contained in this Agreement shall give either Party any right, title or interest in or to any Intellectual Property Rights of the other Party, except for the limited rights expressly granted hereunder.

10. Confidentiality and Information Security.
10.1 Confidential Information. Each Party (the “Receiving Party”) acknowledges the claim of the other Party (the “Disclosing Party”) that the Receiving Party possesses and shall continue to possess information that has been developed or received by the Disclosing Party, has commercial value in the Disclosing Party’s business or that of its customers and is not in the public domain. “Confidential Information” of Cardtronics shall mean (a) all materials of Cardtronics or its Affiliates, or their respective subcontractors, clearly marked as “Confidential,” and (b) Customer Data with respect to Cardtronics Services. “Confidential Information” of 7-Eleven shall mean all materials of 7-Eleven or its Affiliates or franchisees, or their respective subcontractors, clearly marked “Confidential” and/or all other information of 7-Eleven or its Affiliates or franchisees or their respective agents and subcontractors, including information regarding the operations, facilities and consumer markets of such parties, all as provided to or obtained by Cardtronics from such parties, including all media containing any such information (whether on paper, diskette, CD/ROM, or otherwise) subject to the exceptions in Section10.3.
10.2 7-Eleven agrees that operating data (including without limitation transaction volumes, pricing, and historical trends) related to the Financial Services Kiosks at 7-Eleven locations (“7-Eleven Operating Data”) may be used by Cardtronics solely as set forth in this paragraph. Cardtronics may aggregate (with other operating data) and de-identify 7-Eleven Operating Data so that it cannot be related to or otherwise identified with 7-Eleven (“De-identified Data”) and may use such De-identified Data for its business purposes. More specifically, Cardtronics will ensure that the De-identified Data does not include any individual Store identifiers, addresses, zip codes, DMA information, IP addresses, and any other information that can be used to identify a Store or 7-Eleven. Except as otherwise set forth in this Section, Client will not permit any 7-Eleven Operating Data, in whole or in part, or a copy thereof to pass into the possession of any Competitor. Provided, however, for the purposes of raising funds or communications and or presentations with respect to potential investors or the investment community, Cardtronics shall be able to identify 7-Eleven as the source of De-identified Data so long as such data does not include any individual Store identifiers, addresses, zip codes, DMA information, IP addresses, and any other information that can be used to identify a particular Store or DMA. Cardtronics agrees that it shall not permit any Competitor to attempt, directly or indirectly, to re-identify the De-identified Data.
10.3 Exceptions. The confidentiality obligations of the Parties regarding the Confidential Information of the other set forth below shall not apply to any material or information that (a) is or becomes a part of the public domain through no act or omission by the Receiving Party, (b) is independently developed by the Receiving Party without use or reference to the Confidential Information of the Disclosing Party, (c) is disclosed to the Receiving Party by a third party that, to the Receiving Party’s knowledge, was not bound by a confidentiality obligation to the Disclosing Party, (d) is required by law (including disclosure necessary or appropriate in filings with the U.S. Securities Exchange Commission) or generally accepted accounting principles, or (e) is demanded by a valid order by a court or other governmental body, as required by law; provided, however, that except to the extent such order results in such Confidential Information becoming part of the public domain, the confidentiality obligations of the Parties shall continue to apply to such Confidential Information. Each Receiving Party agrees to notify the Disclosing Party promptly of the receipt of any such order and to promptly provide the Disclosing Party with a copy of such order. If a Receiving Party is required to disclose Confidential Information in response to a valid order by a court or other governmental body, as required by law, the Receiving Party may disclose such Confidential Information only to the extent legally compelled. The Receiving Party shall give the Disclosing Party an opportunity to oppose any such order and to seek a protective order that protects the Confidential Information at issue before the Receiving Party complies with any such court or governmental order.
10.4 Obligations. Subject to Section 10.7, each Receiving Party shall keep confidential the Disclosing Party’s Confidential Information; provided, however, that a Receiving Party may disclose such information of the Disclosing Party to persons performing services relating to the Financial Services Kiosk Project where (a) such disclosure is necessary to perform the Receiving Party’s obligations hereunder or otherwise authorized by this Agreement and (b) such persons agree in writing to assume the confidentiality obligations contained herein or are otherwise obligated to maintain the confidentiality of such information on terms substantially similar to the terms of this Section 10. Furthermore, no Receiving Party may (a) make any use or copies of the Disclosing Party’s Confidential Information except in performing under this Agreement, (b) acquire any right in or assert any lien against the Disclosing Party’s Confidential Information, or (c) refuse for any reason (including a default or breach of this Agreement by the Disclosing Party) to promptly provide the other’s Confidential Information (including copies thereof) to the other if requested to do so.
10.5 Disclosure. In the event of any Party becoming aware of any unauthorized disclosure or loss of, or inability to account for, any of the other’s Confidential Information, such Party shall notify the other Party as soon as reasonably practicable under the circumstances.
10.6 Return.
(a) 7-Eleven shall transfer possession of all Confidential Information of Cardtronics (including all existing copies thereof) to Cardtronics upon the termination of this Agreement, whether or not due to a breach by Cardtronics, or, if 7-Eleven so elects in writing, such materials shall be erased or destroyed from files maintained by 7-Eleven and 7-Eleven shall certify in writing to Cardtronics that the same has been erased or destroyed.
(b) Cardtronics shall transfer possession of all Confidential Information of 7-Eleven (including all existing copies thereof) to 7-Eleven upon the termination of this Agreement whether or not due to a breach by 7-Eleven, or, if Cardtronics so elects in writing, such materials shall be erased or destroyed from files maintained by Cardtronics and Cardtronics shall certify in writing to 7-Eleven that the same has been erased or destroyed.
10.7 Information and System Security. Cardtronics hereby assumes responsibility for maintaining the security and integrity of the Financial Services Kiosks, but shall not have responsibility for maintaining the security and integrity of the Stores, or the merchandise or other assets or employees of 7-Eleven or its franchisees. Subject as aforesaid, Cardtronics shall develop and implement a comprehensive security program for the Financial Services Kiosks in order to comply with Cardtronics’ security and privacy obligations hereunder. As a part of such security program, to the extent commercially reasonable, Cardtronics shall conduct the regular application of Cardtronics Software upgrades as necessary to reduce or limit vulnerabilities to

Viruses and the implementation of vendor recommended security features available on each Cardtronics Service. In the event that Cardtronics is utilizing any aspect of a 7-Eleven network or telecommunications lines, Cardtronics shall comply with any security obligations in respect of Cardtronics’ use of such lines set forth in any Network Agreement that may exist between 7-Eleven and Cardtronics.
10.8 No Other Rights. Nothing contained in this Section 10 shall be construed as granting to or conferring on a Party, expressly or implicitly, any rights or license to the Confidential Information of the other Party.
10.9 Injunctive Relief. The Parties acknowledge and agree that a breach of Sections 10 or 11 will give rise to irreparable injury that is not adequately compensable in damages. Accordingly, either Party may seek injunctive relief against the breach or threatened breach of Sections 9 or 10 in addition to any such legal and equitable remedies available.
10.10 Business Continuity. Cardtronics shall be responsible for implementing and keeping current disaster recovery and business continuity plans that reasonably anticipate events or disasters of varying types affecting the delivery of the Cardtronics or 7-Eleven Services. Such plans shall be subject to 7-Eleven’s approval. Cardtronics will provide 7-Eleven written notice as to any material change in Cardtronics’ disaster recovery and business continuity plan. Any amendments or updates thereto are also subject to 7-Eleven’s approval under this Agreement. 7-Eleven shall further have the right to audit Cardtronics’ disaster recovery and business continuity plans and operations in accordance with Section 17, at 7-Eleven’s sole cost and expense. Cardtronics shall provide for secure back-up of all data provided by 7-Eleven and for all processed data hereunder in accordance with commercially reasonable standards. 7-Eleven’s approvals under this Section 10.10 shall not be unreasonably withheld, conditioned or delayed.
10.11 System Compromise. If Cardtronics discovers that an unauthorized use, violation, compromise or breach of security (electronic or physical) involving or related to any Cardtronics Customer Data or the Financial Services Kiosks or the network has occurred, whether the incident originates within Cardtronics or externally (“Security Incident”), Cardtronics will (a) as soon as reasonably possible, but in any event within twelve (12) hours after discovery notify both the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] (with written e-mail or facsimile confirmation); (b) use continuous, commercially reasonable efforts to correct the problem within that period, or, if that is not feasible, within a reasonable time period as determined by 7-Eleven; (c) provide 7-Eleven with interim and final written reports as 7-Eleven requires; (d) document the security incident in a detailed incident response log; and (e) cooperate with 7-Eleven in drafting any public statements and obtain 7-Eleven’s prior approval of any public statements related to such breach before releasing or making such statements. In the event of any Security Incident, 7-Eleven, at its option, may immediately conduct a security assessment and/or audit in accordance with Section 17.

11. Advertising and Marketing
11.1 Financial Services Kiosk Signage. 7-Eleven owns and shall maintain in good condition at all times all signage at a Store of any kind, and whether on interior or exterior walls, windows or doors (“Store Signage”) other than signage which is attached to and part of the Financial Services Kiosk (“Kiosk Signage”), related to each Financial Services Kiosk, including without limitation, any exterior, back-lit sign (a “Can Sign”) for such a Financial Services Kiosk, noting the existence of the Financial Services Kiosk therein. The particular site, content and placement of all Store Signage shall be reasonably determined by 7-Eleven, subject to any necessary consent from 7-Eleven’s lessors and franchisees (which consents 7-Eleven shall use good faith efforts to obtain). 7-Eleven shall designate a unique, uniform Can Sign indicating the availability of Financial Services within Stores, and Cardtronics shall provide each Store with such a Can Sign, and shall install it at Cardtronics’ expense which shall not exceed an average of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] per such Store; provided however, if the costs of the Can Signs at any point exceed the average of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] per such Store and Cardtronics elects not to purchase any further Can Signs, 7-Eleven shall not be required to provide and maintain a Can Sign with respect to any such location. 7-Eleven shall then maintain and exclusively own any such Can Sign. Cardtronics shall own and maintain in good condition at all times all Kiosk Signage, at Cardtronics’ expense. Nothing contained herein shall require, however, that 7-Eleven or Cardtronics alter any signage (except for maintenance purposes) currently existing at any Store. 7-Eleven shall ensure that all Store Signage (including without limitation all Can Signs) complies with applicable local, state and federal rules, regulations and /or ordinances, and remains in compliance after the date of this Agreement. Cardtronics shall ensure that all Kiosk Signage complies with applicable local, state and federal rules, regulations and/or ordinances, including applicable customer notices regarding Transaction fees and surcharges after the date of this Agreement.
11.2 Marketing Coordination. Although both Parties are free to advertise the Financial Services Kiosks’ availability in the manner provided in this Section 11, the Parties shall make commercially reasonable efforts to coordinate their marketing efforts in order to maximize customer usage of the Financial Services Kiosks.
(a) Cardtronics and/or Branding Partners in connection with Cardtronics’ Financial Services business may, at its expense, advertise the existence and location of the Financial Services Kiosks within each Store and the services offered thereby in such media and in such a manner as to effectively promote the Financial Services Kiosk Project. Such advertising may identify the location of the Store and may feature the name “7-Eleven,” along with the following: “7-Eleven is a registered trademark of 7-Eleven Inc., all rights reserved”. 7-Eleven grants to Cardtronics and/or Branding Partners a limited non-exclusive non-transferable royalty-free license to use the 7-Eleven Marks solely in accordance with 7-Eleven trademark usage guidelines (a copy of which will be provided to Cardtronics upon request). Any other advertising or promotion using the 7-Eleven Marks shall be subject to the prior express written consent of 7-Eleven, which shall not be unreasonably withheld, conditioned or delayed. With the exception of the 7-Eleven

Marks, any promotion, advertising or publicity developed solely by Cardtronics shall be the property of and belong exclusively to Cardtronics. All promotion, advertising or publicity of the Financial Services Kiosks by a Party (or such Branding Partners) shall be subject to the approval of the other Party, which shall not be unreasonably withheld, conditioned or delayed. Except as otherwise expressly allowed or required by this Agreement, Cardtronics and such Branding Partners shall not have any right to conduct promotion, advertising or publicity in Stores, or place any signage in Stores, without the prior written consent of 7-Eleven, which shall not be unreasonably withheld, conditioned or delayed. Cardtronics shall not be required to spend any specific amount toward advertising and promotion of the Financial Services Kiosks. For the avoidance of doubt, Cardtronics is permitted to refer to the address of each Financial Services Kiosk in advertisements, and in listings of Financial Services Kiosk locations in brochures and on Cardtronics’ web site, together with a descriptive identifier relating to the location, however, Cardtronics understands and agrees that it does not have the authority to otherwise use any logo, trademark, or other identifying mark of 7-Eleven without the prior consent of as set forth in this Section 11.2(a) except as provided herein.
(b) 7-Eleven shall have the right to advertise the existence of the Financial Services Kiosks at its Stores. 7-Eleven may incorporate the Financial Services Kiosk Project in 7-Eleven’s traditional regional advertising and/or national advertising as 7-Eleven deems appropriate in its sole discretion. 7-Eleven may use the Cardtronics Marks in advertising and promoting the Financial Services Kiosk Project, provided that such advertising shall be restricted to the promotion of the Financial Services Kiosk Project and (notwithstanding any provision of this Agreement to the contrary) any such advertising or promotion using the Cardtronics Marks shall be subject to the prior express written consent of Cardtronics, which shall not be unreasonably withheld, conditioned or delayed. Any promotion, advertising or publicity developed solely by 7-Eleven shall be the property of and belong exclusively to 7-Eleven. 7-Eleven shall not be required to spend any specific amount toward advertising and promotion of the Financial Services Kiosks. Cardtronics shall use reasonable efforts to procure for 7-Eleven all trademark licenses and other rights from Cardtronics Service vendors or other third parties that 7-Eleven may need or request in order to promote, advertise and/or publicize the Financial Services Kiosk Project as well as the Cardtronics Services offered on Financial Services Kiosks in the Stores, if such licenses and other rights can be obtained on commercially reasonable terms.
12. POS Non-Exclusivity and Non-Solicitation.
12.1 No Point of Sale Exclusivity. Notwithstanding anything to the contrary herein, 7-Eleven and its subcontractors shall have the right to install and operate within any Store any point of sale or similar devices for the sale of money orders, or for the accessing of bank accounts, credit cards, debit cards or government benefits in payment of a then current sale of goods sold or service rendered by 7-Eleven in the normal course of its convenience store business or for Cash-Back. Cash-Back shall in no event exceed [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST] per transaction, and in no event shall such amount increase in the first year after the Effective Date. 7-Eleven shall notify Cardtronics of any increase in the Cash Back amount and shall provide the competitive rationale for such increase. In addition, 7-Eleven can offer Advanced Financial Services Functionality (as defined on the Effective Date) in part or in whole over the counter in Stores where the Financial Services Kiosk does not offer the applicable functionality. If Cardtronics desires to install the Advanced Financial Services Functionality at issue on a Financial Services Kiosk in any of these Stores in which it retains Exclusive Rights it shall provide 7-Eleven ninety (90) days written notice and 7-Eleven shall cease such over the counter sales of the applicable Advanced Financial Services Functionality provided that Cardtronics makes such functionality available in the ninety (90) day period. 7-Eleven and its subcontractors shall also have the right to install and operate within any Store any other type of kiosk offering any type of service that does not compete with any of the Financial Services offered on the Financial Services Kiosks located in the Stores.
12.2 Right to Hire Employees of the Other Party. Neither Party shall have the right to solicit the employment of or employ the employees of the other Party with whom they come in contact in connection with the Financial Services Kiosk Project until one year after termination of this Agreement; provided, however, that the restrictions set forth in this Section shall not prohibit any Party from advertising employment opportunities in publications of wide circulation and from hiring any employee of the other Party who responds to such advertisements.
13. Contract and Project Management.
13.1 Contract Executives. Each Party shall designate a Contract Executive (herein so called) to be responsible for arranging all meetings, visits and consultations between the Parties relating to the performance of this Agreement. The Contract Executives shall also oversee all administrative matters relating to this Agreement, including invoices, payments and amendments; provided however, that each Contract Executive is authorized only to discharge his or her respective Party’s obligations set forth herein. The following individuals are hereby designated by 7-Eleven and Cardtronics, respectively, to be their respective Contract Executives:

7-Eleven Contract Executive:	Kevin Elliott

Cardtronics Contract Executive:	Michael H. Clinard
Each Party may designate a new Contract Executive from time to time by providing notice to the other Party of such designation.
13.2 Periodic Reports. Cardtronics shall provide 7-Eleven with the written reports described in Schedule F, and at the intervals and in the format(s) described in Schedule F.
13.3 Periodic Meetings. Cardtronics or 7-Eleven may reasonably request of the other Party that the Parties schedule and hold at reasonable intervals:
(a) meetings of the Contract Executives of the Parties to determine the priorities for maintenance of the Financial Services Kiosks and the development of new Financial Services;
(b) meetings of 7-Eleven and Cardtronics management representatives to review their respective performance reports and to discuss planned or anticipated activities and changes that might affect performance and such other matters as appropriate;

(c) meetings of the senior management of the Parties to review relevant contract and performance issues, which meeting shall occur at least annually; and
(d) meetings of other 7-Eleven and Cardtronics personnel, as reasonably necessary to provide information regarding each Party’s performance under the Agreement.
Any of the meetings referred to herein may, at either Party’s option, be held by telephone conference call. All such meetings shall have a published agenda issued sufficiently in advance of the meeting to allow meeting participants a reasonable opportunity to prepare for the meeting. The agenda for, as well as minutes of each such meeting shall be the responsibility of the Party calling the meeting.
13.4 Project Management. Cardtronics shall provide Financial Services Kiosk Project management as the overall project integrator (to the extent necessary), including but not limited to hardware, surround, network and software integration, installation coordination and marketing. 7-Eleven, as an independent contractor, shall reasonably support the development and implementation of the Financial Services on the Financial Services Kiosks. Cardtronics shall establish and maintain project-wide processes for consolidated issue tracking change control, scheduling, documentation control and signoff control as necessary.
14. Regulatory Compliance.
     7-Eleven shall maintain each Financial Services Kiosk Area and Accessway in compliance with all applicable laws, codes, ordinances, rules and regulations (including without limitation the Americans with Disabilities Act and all related laws, ordinances and regulations, whether federal, state and local) (“Applicable Laws”) throughout the term of this Agreement. Cardtronics shall, at its sole cost and expense, ensure that the operation and security of each Financial Services Kiosk and Cardtronics Software and all Cardtronics Services are in compliance with all Applicable Laws, throughout the term of this Agreement. Each Party shall give the other Party timely notice of any non-compliance under the terms of this provision of which it becomes aware, whether the Party becomes aware of such non-compliance from a governmental or third-party allegation or otherwise. As a part of each Party’s regulatory compliance obligations hereunder, Cardtronics shall timely undertake any changes relating to the Financial Services Kiosks, Cardtronics Services, and Cardtronics Software as may be required by Applicable Laws; and 7-Eleven shall timely undertake any changes relating to the Financial Services Kiosk Areas and Accessways as may be required by Applicable Laws. Each Party shall cooperate with the other Party in making any changes required under this provision. Each Party shall indemnify, protect, defend, pay and hold harmless the other Party, its Affiliates and their respective directors, officers, employees, agents, partners and assigns from and against any and all amounts, demands, claims, suits, causes of action, liabilities, costs, expenses, damages, settlements and judgments (including, without limitation, all claim losses) relating to a breach of that Party’s duties undertaken in this provision and the underlying non-compliance with any Applicable Laws, or a claim by a government or private party of such non-compliance. In addition, 7-Eleven shall indemnify, protect, defend, pay and hold harmless Cardtonics, its Affiliates and their respective directors, officers, employees, agents, partners and assigns from and against any and all amounts, demands, claims, suits, causes of action, liabilities, costs, expenses, damages, settlements and judgments (including, without limitation, all claim losses)

relating to a third party claim against Cardtronics based upon non-compliance by a Store with any Applicable Laws (but excluding any claims to the extent arising in whole or in part from the Financial Services or the Financial Services Kiosk). Each party shall provide to the other Party evidence that the Party has complied with such regulatory requirement or law within 30 days (or where compliance cannot be achieved with reasonable diligence within 30 days, such longer period as may be reasonably necessary to achieve compliance, provided that efforts to comply begin within said 30 day period and are continued to completion with reasonable diligence), from the date of receipt of the notice of non-compliance or alleged non-compliance from the Other Party. In the event a Party fails to provide the other Party with evidence of compliance satisfactory to that Party within such applicable period, then such Party shall be deemed to be in material breach of this Agreement.
15. Title; Risk of Loss; Taxes
15.1 Ownership of Financial Services Kiosks. Each Financial Services Kiosk shall remain the property of Cardtronics or any third party from whom Cardtronics leases such Financial Services Kiosk. Cardtronics shall bear the entire risk of loss to the Financial Services Kiosk or damage done to it, whether caused by fire, the elements, unavoidable accident or other damage or casualty. If damage to the Store is caused by the Financial Services Kiosk, or by Cardtronics’ negligence or intentional misconduct, then Cardtronics shall reimburse 7-Eleven for any cost or expenses incurred by 7-Eleven, its Affiliates or franchisees or their respective subcontractors as a result of such damage.
15.2 Financial Services Kiosk Vault Cash.
(a) Except as hereinafter otherwise provided, Cardtronics shall be responsible for and shall bear the entire risk of loss associated with Vault Cash in each Financial Services Kiosk. Cardtronics waives any right of subrogation it may have against 7-Eleven, its Affiliates and franchisees and their respective directors, officers, employees, agents, partners and assigns for any loss or destruction of the Financial Services Kiosk Vault Cash. As noted in Section 5.2, Cardtronics is responsible for loading cash into all of the ATMs covered hereunder.  In order to fulfill this obligation, Cardtronics has (or will) enter into one or more agreements with one or more banks (herein the “Cash Provider”) to provide such Vault Cash.  7-Eleven expressly acknowledges that all Vault Cash placed into any of the Financial Services Kiosks covered by this Agreement is and, at all times prior to being dispensed to a customer through a valid cash withdrawal shall, remain the property of the Cash Provider.  Additionally, any cash inserted or placed into any Financial Services Kiosk by a customer in connection with any Advanced Financial Services Functionality shall also be considered “Vault Cash”. Neither 7-Eleven, nor any of its creditors shall have any lien, security interest, right of offset or any other right in or to the Vault Cash.  If requested by the Cash Provider to execute a separate document (a “Lien Waiver”) acknowledging Cash Provider’s ownership of any and all Vault Cash placed into the Financial Services Kiosks, 7-Eleven agrees to do so within three (3) business days of receipt of such request.
(b) 7-Eleven and Cardtronics agree to provide reasonable assistance and cooperation to each other upon request relative to any claim with respect to a Vault Cash Loss. Cardtronics agrees at all times to exercise reasonable care in order to discover and investigate any Vault Cash Loss. As set forth below, upon discovering a Vault Cash Loss, Cardtronics agrees to furnish to NCR or Cardtronics’ other current maintenance provider (the “Maintenance Provider”) and 7-Eleven reasonably satisfactory proof of such loss upon request. The accepting of such information shall not be an admission of liability on behalf of 7-Eleven. Each Party agrees, upon request of the other, to make available during regular business hours its books, records and accounts which relate to the alleged loss, and each Party will provide reasonable cooperation to the other upon request in the investigation of such loss, including, but not limited to, sharing all information in its possession concerning the loss and the circumstances surrounding the same. The Parties further agree to provide reasonable cooperation and make all such records available to the Maintenance Provider with respect to any such investigation upon request. The parties further agree to provide reasonable cooperation to Cardtronics’ current armored courier in any such investigation upon request. Nothing in this Section 15.2 is intended or shall be construed to require Cardtronics to provide any information or documentation to 7-Eleven, the Maintenance Provider, or anyone else, if such information is available only from the Financial Services Kiosk if the Financial Services Kiosk has been stolen or destroyed, or has been damaged to such extent as to make such information unavailable.
(c) Given the necessity for the prompt investigation of any claim relating to an alleged Vault Cash Loss, Cardtronics agrees that it must present any loss claim to both the Maintenance Provider and 7-Eleven in writing within a reasonable time following the discovery of the Vault Cash Loss by Cardtronics. 7-Eleven hereby agrees that Cardtronics’ failure to give such notice shall not relieve 7-Eleven of its obligations hereunder except to the extent the failure materially prejudices 7-Eleven’s ability to investigate or prosecute the claim. Such claim must be delivered by express mail, same-day or overnight courier.
(d) If a claimed loss is a Vault Cash Loss, specific types of supporting documentation are necessary for the Maintenance Provider and/or 7-Eleven to process and investigate the claim. Satisfactory proof of a Vault Cash Loss includes, at a minimum, the following records:
Financial Services Kiosk settlement documentation and settlement receipts (network and Financial Services Kiosk unit counters) for the settlement period during which the loss occurred together with the settlement report(s) for the previous and following settlement periods.
Copies of Cardtronics’ Financial Services Kiosk network reports indicating the Financial Services Kiosk’s beginning, ending and dispensed totals for the settlement period during which the loss occurred.
Copies of the Financial Services Kiosk call log history for the settlement period during which the loss occurred, indicating any Financial Services Kiosk status messages and suspect transactions.
Copies of the electronic journal record for the settlement period during which the loss occurred.
Detailed documentation to support Cardtronics’ calculation of the claimed loss.
The provisions of this Section govern 7-Eleven’s liability for any claim of lost, missing or stolen

Vault Cash and other valuables (but excluding the Financial Services Kiosk itself) associated with a Financial Services Kiosk and, with respect to such losses, supersede any inconsistent provision in this Agreement. In no event (i) will 7-Eleven be responsible for the amount of the Vault Cash taken by any of its or its franchisee’s employees or agents with respect to each Financial Services Kiosk that is involved in the incident and in a Store unless such employee or agent of 7-Eleven or of its franchisee is determined by criminal conviction, or a final civil judgment (excluding all default judgments except default judgments against 7-Eleven in which 7-Eleven received adequate notice and service of process) issued by a state or federal court, or clear and convincing evidence to have directly caused a Vault Cash Loss through his or her gross negligence, intentional act or omission, or criminal act; and (ii) shall 7-Eleven’s liability exceed the Vault Cash Loss Liability Limit (per Vault Cash Loss). Cardtronics will cause 7-Eleven to be notified in writing of the institution by Cardtronics of any civil suit against a 7-Eleven or franchisee employee alleging the occurrence of an event which Cardtronics believes may constitute a Vault Cash loss hereunder, promptly after such suit is filed. Upon payment of any loss hereunder, 7-Eleven shall be subrogated to all of Cardtronics’ rights and remedies therefore, but only after Cardtronics is fully reimbursed for its loss. OTHER THAN AS SPECIFIED IN THIS SECTION, IN NO EVENT WILL 7-ELEVEN BE LIABLE FOR ANY LOSS OF SUCH VAULT CASH OR VALUABLES FROM BURGLARY, ROBBERY, FIRE, FLOOD OR OTHER EXTERNAL CAUSE.
15.3 Taxes. Cardtronics shall be responsible for the collection and payment to the applicable taxing authority of any Taxes. Cardtronics agrees to indemnify, protect, defend, pay and hold harmless 7-Eleven, its Affiliates and franchisees and their respective directors officers, employees, agents, partners and assigns from and against any and all such Taxes. Notwithstanding the foregoing, the provisions of this Section 15.3 shall be inapplicable as to Taxes which are the responsibility of 7-Eleven under the Purchase Agreement.
16. Insurance and Indemnity.
16.1 Cardtronics Insurance. During the complete term of this Agreement (and any period in which Cardtronics continues to have a Financial Services Kiosk at any Store) and at its own expense, Cardtronics shall provide and maintain insurance as set forth in this Section 16. Cardtronics also agrees to: (i) include in its subcontract with each subcontractor provisions requiring that each of its subcontractors authorized to perform Cardtronics’ obligations under this Agreement purchase and maintain the insurance set forth in this Section 16 for the duration of that subcontractor’s contract with Cardtronics; (ii) use good faith efforts to enforce such requirements (except Cardtronics shall not be required to institute litigation to enforce such requirements); and (iii) include in its subcontract with each subcontractor provisions requiring each such subcontractor provide a certificate of insurance to 7-Eleven upon request. The foregoing requirements shall not apply with respect to contracts assigned to Cardtronics in conjunction with acquisitions. The required insurance is as follows:
(a) Workers’ compensation insurance, including occupational disease coverage, if required by applicable law, with statutory limits in all jurisdictions in which a Financial Services Kiosk is located or Financial Services are supported under this Agreement, and employer’s liability with limits of at least $1,000,000 bodily injury each accident, $1,000,000 bodily injury by disease per employee, and $1,000,000 bodily injury by disease in the aggregate.

(b) Commercial General Liability insurance written on an “occurrence” basis (excluding automobile liability) with a combined single limit of at least $2,000,000 per occurrence and a general aggregate of at least $4,000,000 for bodily injury and property damage in forms providing coverage not less than a standard commercial general liability policy including personal injury, broad form property damage liability coverage, products/completed operations coverage and broad form contractual coverage for liability, for liabilities assumed under this Agreement. Contractual liability coverage limits shall be equal to the above limits. Such policy shall name 7-Eleven as an additional insured.
(c) Automobile liability insurance protecting automobiles and trucks owned or operated by Cardtronics or its Affiliates or subcontractors, either on or away from the Stores with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage. Such policy shall include coverage for all hired, owned and non-owned automobiles and trucks.
(d) Excess liability policy with limits of not less than $10,000,000 per occurrence in excess of the primary underlying policy limits; provided however that this requirement shall not apply to Cardtronics’ subcontractors. The policy must provide coverage at least as broad as the underlying comprehensive general liability and automobile liability policies.
(e) All risk property insurance covering physical damage to the Financial Services Kiosks placed in a Store under this Agreement, and other property owned by or leased to Cardtronics in connection with such Financial Services Kiosks.
16.2 7-Eleven Insurance. During the complete term of this Agreement (and any period in which Cardtronics continues to have a Financial Services Kiosk at any Store) and at its own expense, 7-Eleven shall provide and maintain insurance as set forth in this Section 16.2.
(a) Commercial General Liability insurance written on an “occurrence” basis (excluding automobile liability) with a combined single limit of at least $2,000,000 per occurrence and a general aggregate of at least $4,000,000 for bodily injury and property damage in forms providing coverage not less than a standard commercial general liability policy including personal injury, broad form property damage liability coverage, products/completed operations coverage and broad form contractual coverage for liability, for liabilities assumed under this Agreement. Contractual liability coverage limits shall be equal to the above limits.
(b) Excess liability policy with limits of not less than $10,000,000 per occurrence in excess of the primary underlying policy limits. The policy must provide coverage at least as broad as the underlying comprehensive general liability and automobile liability policies.
(c) The parties agree that 7-Eleven may self-insure in whole or in part for any of the foregoing risks.
16.3 General Requirements. The following general requirements shall apply to all insurance policies required to be obtained under this Section 16, and the Parties agree to the following:
(a) They shall maintain the foregoing insurance coverage in force at all times during the performance of any services under the Agreement. As to Cardtronics’ subcontractors, the insurance requested or required shall be maintained at all times during the term of the subcontract or franchise agreement, whichever applies.
(b) Cardtronics will furnish 7-Eleven satisfactory certificates of insurance evidencing the insurance required by this Agreement prior to the commencement of the Agreement and annually from the date of the Agreement or as policies are renewed, replaced, or modified. 7-Eleven shall no more than once annually provide satisfactory certificates of insurance evidencing the insurance required by this Agreement upon request by Cardtronics. Failure to provide the certificates will constitute a material breach of this Agreement which, if not cured pursuant to Section 18.3, shall entitle the non-breaching party to terminate the Agreement.
(c) All policies shall be written by insurance companies that are (a) lawfully authorized to do business in the jurisdiction(s) where work is being performed or services are provided and (b) carry an A.M. Best rating of “A” or better and financial category of “X” or higher.
(d) Each policy shall include a provision requiring that at least 30 days prior written notice be given to 7-Eleven, in the event of cancellation, non-renewal, lowering of policy limits or exhaustion of aggregates. Cardtronics shall provide 7-Eleven with 30 days prior written notice of any material change in any policy.
(e) Cardtronics (or its subcontractors, if applicable) shall pay the premiums on all insurance policies it is required to obtain under this Section 16, and the cost for such premiums shall be included in the compensation (if any) payable to Cardtronics for services pursuant to the terms of this Agreement. 7-Eleven shall pay the premiums on all insurance policies it is required to obtain under this Section 16.
(f) As to each required insurance policy, except for Workers’ Compensation, to the extent permitted by applicable law, Cardtronics shall name 7-Eleven, its Affiliates and their respective directors officers, employees, agents, partners and assigns as “additional insureds.” Cardtronics shall obtain, as to required General Liability and Excess Liability policies, ISO endorsement form CG2010 (11/85) Additional Insured – Owners, Lessees, or Contractors (Form B) or equivalent endorsement that names 7-Eleven, its Affiliates and their respective directors officers, employees, agents, partners and assigns as additional insureds for both ongoing operations of the company and completed operations of the company.
(g) Except where prohibited by law, all insurance policies required by this Agreement shall include a Waiver of Subrogation in favor of the other Party, and its Affiliates and their respective directors, officers, employees, agents, partners and assigns.
(h) Each of Cardtronics’ insurance policies shall be written so as to provide primary coverage and to be non-contributing with respect to any other insurance or self insurance which may be maintained by 7-Eleven.
(i) The insurance requirements set forth herein shall in no way limit the liability of the Parties arising under this Agreement.
(j) As to insurance it is required to procure and maintain under this Section 16, Cardtronics (or its subcontractors, if applicable) shall be responsible for the payment of any and all deductibles or SIR (“Self Insurance Retention”) applicable under its insurance policies. The deductible or SIR shall be approved in writing by 7-Eleven.
16.4 7-Eleven Indemnification For Third Party Claims. Except for claims that are based upon the infringement of Intellectual Property Rights, 7-Eleven agrees to indemnify, protect, defend, pay and hold harmless Cardtronics, its Affiliates, and their respective directors, officers, employees, agents, partners and assigns from and against any and all demands, claims, suits, causes of action, liabilities, costs, expenses, settlements and judgments (including, without limitation, all claim losses), whether arising in equity, at common law or by statute, including any deceptive trade practices act, or under the law of contracts, torts (including, without limitation, negligence and strict liability without regard to fault) or property, of every kind or character (collectively, “Claims”), arising in favor of or brought by any of 7-Eleven’s or its Affiliates’ employees, agents, subcontractors or representatives, or by any governmental agency or any other third party, based upon, in connection with, relating to or arising out of (a) third party claims arising from 7-Eleven’s breach of this Agreement, or (b) damage to property of third parties or bodily injury to third parties to the extent caused by the negligent acts or omissions or intentional wrongdoing of 7-Eleven’s employees or agents (but not for Vault Cash Losses); or (c) for Vault Cash Losses to the extent that 7-Eleven is liable for such as set forth in Section 15.2.
16.5 Cardtronics’ Indemnification For Third Party Claims. Except for claims that are based upon the infringement of Intellectual Property Rights, Cardtronics agrees to indemnify, protect, defend, pay and hold harmless 7-Eleven, its Affiliates and their respective directors, officers, employees, agents, partners and assigns from and against any and all Claims arising in favor of or brought by any of Cardtronics’ or its Affiliates’ employees, agents, subcontractors or representatives, or by any governmental agency or any other third party, based upon, in connection with, relating to or arising out of (a) Cardtronics’ failure to comply with any law, rule or regulation applicable to its performance of Cardtronics Services under this Agreement, (b) third party claims arising from Cardtronics’ breach of this Agreement, (c) damage to property or bodily injury to the extent caused by the negligent acts or omissions or intentional wrongdoing of Cardtronics’ or its Affiliates’ employees or agents, (d) customer claims arising out of Cardtronics’ provision of Cardtronics Services, or (e) claims brought by any other vendor providing services or software to Cardtronics in connection with the Financial Services Kiosks, (f) claims brought by any other subcontractor or agent engaged by Cardtronics, (g) the Americans with Disabilities Act, or (h) any Security Incident (as defined in Section 10.11) or any other security breach related to any Financial Services Kiosks.
16.6 Cardtronics Intellectual Property Indemnity. In addition to the indemnification obligations above, Cardtronics agrees to indemnify, protect, defend, pay and hold harmless 7-Eleven, its Franchisee’s Affiliates and their respective directors, officers, employees, agents, partners and assigns from and against any and all Claims brought by any third party based upon, in connection with, relating to or arising out of any claims that the Financial Services Kiosks, or any component thereof, the Financial Services Kiosk software or the Financial Services infringe any Intellectual Property Right of any third party. In the event that the third party prevails in its infringement claim by obtaining a final judgment from which no further appeal is taken, and such final judgment includes an injunction against the further use of Cardtronics Software (which shall be referred to as the “Infringing Material”), then in addition to its indemnification obligations, Cardtronics’ shall be obligated to (1) purchase from the third party the right for 7-Eleven to continue using the Infringing Material; or (2) replace the Infringing Material with material which provides substantially equivalent functionality that does not infringe on the third party’s Intellectual Property Rights.
16.7 General Provisions Relating to Indemnities. A person entitled to indemnification under this Agreement (an “Indemnified Person”) shall give prompt written notice to any person who is obligated to provide indemnification under this Agreement (an “Indemnifying Party”) of the commencement or assertion of any Claim by a third party (collectively, a “third-party action”) in respect of which such Indemnified Person shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that such Indemnifying Party may have to such Indemnified Person under this Section 16 unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:
(a) The Indemnified Person shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall be required to pay the attorneys’ fees of the Indemnified Person only if (i) the employment of separate counsel shall have been authorized in writing by any Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Person to have charge of such third-party action, (iii) the Indemnified Person shall have reasonably concluded that there may be defenses available to such Indemnified Person that are different from or in addition to those available to the Indemnifying Party, or (iv) the Indemnified Person’s counsel shall have advised the Indemnified Person in writing, with a copy delivered to the Indemnifying Party, that there is a material conflict of interest that could violate applicable standards of professional conduct to have common counsel;
(b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Person before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Person or if, in the opinion of the Indemnified Person, such settlement, compromise, admission or acknowledgment could have a material adverse effect on its business, operations, assets or financial condition;
(c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such third-party action; and
(d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Person shall be entitled to have sole control over, the defense or settlement, compromise, admission or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction or other equitable relief against the Indemnified Person which, if successful, would materially adversely affect the business, operations, assets or financial condition of the Indemnified Person; provided, however, that the Indemnified Person shall make no settlement, compromise, admission or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.
(e) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Section 16 and, in connection therewith, shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.
17. Reporting and Audit Rights.
The Parties shall agree upon types and formats of reports that will be provided by Cardtronics hereunder. Unless otherwise agreed by the Parties, Cardtronics will submit to 7-Eleven on a timely basis reports that reflect (i) the types of Financial Services available on the Financial Services Kiosks, the types and number of Transactions conducted via the Financial Services Kiosks, and the dollar value of each type of Transaction conducted via the Financial Services Kiosks; and (ii) meeting of service levels and other matters, as utilized by 7-Eleven prior to the Effective Date (containing at least the level of detail utilized by 7-Eleven). Cardtronics shall provide to 7-Eleven and 7-Eleven’s auditors (including internal audit staff), inspectors, regulators, consultants, subcontractors and other representatives as 7-Eleven may from time to time designate in writing, access with no fewer than three days’ notice to the part of any facility used by Cardtronics and its Affiliates and subcontractors in connection with the Financial Services Kiosk Project, to personnel of Cardtronics and its Affiliates and subcontractors working on the Financial Services Kiosk Project, and to data and records relating to the Financial Services Kiosk Project for the purpose of performing audits and inspections of Cardtronics and its Affiliates and subcontractors and their respective businesses to the extent related to the Financial Services Kiosk Project, to verify the integrity of the Customer Data, to examine the systems that support and transmit that data, and to allow 7-Eleven to conduct audits of Cardtronics’ compliance with its obligations hereunder, including (a) the practices and procedures of Cardtronics and its Affiliates and subcontractors, (b) general controls and security practices and procedures of Cardtronics and its Affiliates and subcontractors, (c) disaster recovery and backup procedures of Cardtronics and its Affiliates and subcontractors, (d) compliance with applicable legal or regulatory requirements by Cardtronics and its Affiliates and subcontractors and (e) payment or non-payment of amounts due to 7-Eleven pursuant to this Agreement. 7-Eleven shall in no event conduct any such audit hereunder more frequently than once per calendar year unless either (y) 7-Eleven has reasonable cause to believe Cardtronics has breached this Agreement or (z) 7-Eleven must conduct such audit to enable 7-Eleven to meet applicable legal or regulatory requirements. Cardtronics shall provide to such auditors, inspectors, regulators, consultants, subcontractors and representatives such assistance as they reasonably require, including installing and operating audit software (provided that any such audit software will not adversely affect the privacy, security or integrity of Cardtronics’ data). Cardtronics shall cooperate fully with 7-Eleven and such auditors, inspectors, regulators, consultants, subcontractors and representatives in connection with any audit conducted pursuant to this Section 17. The audit rights contained in this Section 17 shall survive termination or expiration of this Agreement.

18. Term and Termination.
18.1 Term. The term of this Agreement shall end at 11:59 p.m. (Dallas, Texas time) on the tenth anniversary of the Effective Date unless earlier terminated or extended as provided herein.
18.2 Renewal Terms. 7-Eleven and Cardtronics agree to begin discussing and negotiating an extension of this Agreement, which extension shall be on terms and conditions acceptable to both 7-Eleven and Cardtronics, on March 1, 2014. If no agreement to extend this Agreement is reached prior to June 1, 2014, or as otherwise mutually agreed, (i) this Agreement will expire at the end of the Term; and (ii) beginning on June 1, 2016, the parties will begin negotiating in good faith a plan for removal of the Financial Services Kiosks from the Stores.
18.3 Termination for Cause.
(a) Generally. Except as otherwise provided in this Section 18.3, either Party may terminate this Agreement for cause if the other Party (the “Breaching Party”) breaches any of its material duties or obligations under this Agreement and does not cure such breach within a reasonable period during which the breaching party works diligently and in good faith to cure such breach, of at least 30 but not to exceed sixty 60 days after written notice thereof from the terminating Party.
(b) Termination for Non-Payment. 7-Eleven may terminate this Agreement upon written notice to Cardtronics if Cardtronics does not pay any amount due hereunder after receipt of thirty (30) days written notice of such failure.
(c) Termination for SLA Breach. 7-Eleven may terminate this Agreement upon thirty (30) days written notice to Cardtronics if Cardtronics commits any breach specified in, and subject to the terms and conditions of, Schedule D. In addition, if Cardtronics either: (a) refuses or fails to timely install or operate a Financial Services Kiosk in a Store when required to do so in accordance with the terms of this Agreement, or (b) fails to provide the maintenance services as set forth in Schedule D herein as to a Financial Services Kiosk in a Store, then 7-Eleven may terminate Cardtronics’ Exclusive Rights and all other rights and obligations hereunder with respect to such Store upon thirty (30) days written notice in the same manner and with the same effect as if such date were the expiration date of this Agreement as to such Store.
(d) Termination for Change of Control.
7-Eleven may terminate this Agreement in the event that (i) a Competitor acquires 10% or more of the outstanding voting securities of Cardtronics, Inc. or any of its successor entities (“Cardtronics, Inc.”); (ii) Cardtronics, Inc. or any of its subsidiaries acquires 10% or more of the outstanding voting securities of a Competitor; or (iii) there is an appointment of a director to the board or similar governing body of Cardtronics, Inc. or any of its subsidiaries or an employment by Cardtronics, Inc. or any of its subsidiaries of any person who is also a director, officer or employee of, or holds an equivalent position with, a Competitor or an entity who or which controls a Competitor. Cardtronics shall give prompt written notice to 7-Eleven upon the occurrence of any of the events set forth in the previous sentence or if any Competitor becomes an Affiliate of Cardtronics, Inc. or any of its subsidiaries. In the event 7-Eleven desires to terminate this Agreement as provided in this subsection (d), 7-Eleven shall first provide written notice to Cardtronics (a “Competitor Termination Notice”). Cardtronics shall then have a period of sixty (60) days from the date of its receipt of the Competitor Termination Notice (the “Competitor Termination Cure Period”) to unwind the transaction(s) that gave 7-Eleven the termination right under this subsection (d). If Cardtronics is able to unwind such transaction(s) during the Competitor Termination Cure Period, then any right of 7-Eleven to terminate this Agreement based on, and all other rights and remedies of 7-Eleven in respect of, such transaction(s) shall automatically expire as of the date such transaction(s) are unwound. If, however, Cardtronics is unable to unwind such transaction(s) during the Competitor Termination Cure Period, then 7-Eleven may immediately terminate this Agreement upon written notice to Cardtronics. For purposes of this Agreement, the term “control” (including the use of any of the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
18.4 Internal Dispute Escalation. Except as otherwise provided in this Agreement, all disputes, claims and controversies between the Parties arising out of or related to this Agreement, including without limitation any claim of misrepresentation, breach or non-performance (collectively, “Disputes”), shall be determined in the following manner:
(a) The Dispute shall be referred by each Party to its respective Contract Executive.
(b) If the Contract Executives do not, within 20 days from the date of referral, resolve the Dispute, the Dispute shall be referred to 7-Eleven’s Chief Financial Officer or his/her designee and Cardtronics’ Chief Financial Officer or equivalent for resolution. If such individuals cannot resolve the Dispute within twenty (20) business days, then the Parties may exercise their rights at law or in equity to resolve the Dispute.
(c) If one of the individuals designated in (a) or (b) above is ill or unavailable during sixty percent (60%) of the time specified for resolving the Dispute, his or her immediate subordinate shall serve instead. Referral of a Dispute shall be made in a written notice sent by certified mail, return receipt requested, setting forth the nature of the Dispute, and the period specified in (b) shall commence on receipt of such notice.
(d) Notwithstanding anything in the foregoing to the contrary, the internal dispute escalation procedures set forth in this Section 18.4 shall not extend the applicable cure period specified in Section 18.3 nor derogate a Party’s right to terminate this Agreement, or to terminate Cardtronics’ rights and obligations as to a particular Store, upon expiration of such cure period. If any Party fails to follow the internal dispute escalation procedures set forth herein, such Party shall be in material breach of this Agreement. The internal dispute escalation procedures set forth herein shall not limit a Party’s rights to obtain injunctive or other equitable relief as permitted herein.
18.5 Change of Control. [Intentionally Omitted].

18.6 Termination for Insolvency. In the event that either Party (a) files for bankruptcy, (b) becomes or is declared insolvent, or is the subject of any proceedings related to its liquidation, insolvency or the appointment of a receiver or similar officer for it, (c) makes an assignment for the benefit of all or substantially all of its creditors or (d) enters into an agreement for the composition, extension or readjustment of substantially all of its obligations, then the other Party may, by giving written notice to the first Party, terminate this Agreement as of a date specified in such notice of termination; provided, however, that either Party shall not have the right to exercise such termination so long as the other continues to perform without interruption or a noticeable diminution in its performance hereunder.
18.7 Removal of Financial Services Kiosks. Within 30 days after expiration or termination of this Agreement, Cardtronics shall commence on a schedule mutually agreed by the parties, at Cardtronics sole cost and expense, the Removal of all Financial Services Kiosks from all Stores and in no event shall Removal exceed one hundred eighty (180) days from the expiration or termination of this Agreement, unless (i) both parties agree to mutually extend in writing, or (ii) this Agreement is terminated by Cardtronics due to a default or breach by 7-Eleven in which case the time period shall be extended to one (1) year. Cardtronics shall use commercially reasonable efforts to minimize disturbances to Store operations during Cardtronics’ Removal of any Financial Services Kiosks. Removal of each Financial Services Kiosk shall include obtaining all necessary permits, and taking the Financial Services Kiosk from the Store. Except in the case of (1) damage to the Financial Services Kiosk Area caused by Cardtronics’ negligence in removing the Financial Services Kiosk, (2) any other damage to the Store (excluding the Financial Services Kiosk) or to merchandise or equipment of 7-Eleven or its franchisees therein, or to customers, patrons, employees and invitees of 7-Eleven or such franchisees while therein, caused by Cardtronics in removing the Financial Services Kiosk and (3) the repair of any damage to the floor of the Store caused by Cardtronics’ bolting Financial Services Kiosks to the floor of the Store (“Excepted Damages”), Cardtronics shall not be obligated to restore the Financial Services Kiosk Area (such as but not limited to the walls, flooring and utility service) to its original or any subsequent appearance and condition, nor to otherwise improve, modify, or (except for Excepted Damages) repair the Financial Services Kiosk Area, unless otherwise agreed by Cardtronics and 7-Eleven, which agreement may be conditioned by Cardtronics upon (among other things) payment by 7-Eleven of all costs associated with such restoration, improvement, modification, or (except for Excepted Damages)) repair. Except as set forth herein, restoration of the Financial Services Kiosk Area, if 7-Eleven chooses to do so, shall be done by 7-Eleven at its sole option, expense and risk, according to plans and specifications and by a subcontractor chosen by 7-Eleven. Once Vault Cash has been removed from the Financial Services Kiosk at a Store, Removal of such Financial Services Kiosk must be completed within five (5) business days. If Cardtronics has not commenced or completed the Removal within such period, 7-Eleven may complete the Removal itself or arrange for the Removal to be accomplished by subcontractors chosen by 7-Eleven. Cardtronics shall promptly pay all reasonable costs incurred by 7-Eleven arising from the Removal upon presentation of invoices to Cardtronics. If Cardtronics fails to remove the Financial Services Kiosk as set forth herein, such Financial Services Kiosk shall be deemed to be abandoned, and all right, title and interest in such Financial Services Kiosk shall automatically revert to, and become the property of, 7-Eleven; provided that 7-Eleven shall not be entitled to the Vault Cash. Notwithstanding the foregoing, however, Cardtronics shall not be obligated to remove signage which is included in the definition of “Financial Services Kiosk” in this Agreement, but which is not owned by Cardtronics, in connection with the expiration or termination of this Agreement. Cardtronics shall remain liable for and shall reimburse 7-Eleven for any reasonable expenses it incurs in removing abandoned Financial Services Kiosks not timely removed by Cardtronics whe n required to do so in accordance with this Agreement.
18.8 Transitional Operation. Upon 7-Eleven’s request, Cardtronics shall continue to operate the Financial Services Kiosks after expiration or termination of this Agreement upon the same terms and conditions as are in this Agreement until such time as the Removal of the Financial Services Kiosk is complete. In any event, Removal of all Financial Services Kiosks shall be completed no later than one hundred eighty (180) days after the expiration or termination of this Agreement, unless both parties agree to mutually extend in writing. Notwithstanding anything to the contrary, Cardtronics shall continue to pay 7-Eleven all Transaction Fees and any Alternative Revenue Stream payments or other amount payable to 7-Eleven hereunder as to any Financial Services Kiosk during any period in which a Financial Services Kiosk is operating in a Store. Further, in the event Cardtronics stops offering the Financial Services prior to the completion of Removal, Cardtronics shall pay 7-Eleven all Transaction Based Fees for each day exceeding thirty (30) until removal of the Financial Services Kiosk is complete based on average Transactions over the last twelve (12) months in which Cardtronics met all service levels (annualizing the available months if twelve months are not available).
18.9 Termination/Expiration Assistance. Commencing 180 days prior to expiration, or commencing upon any notice of termination (including any notice based upon breach or default by 7-Eleven) for up to 180 days from the effective date of termination of this Agreement, Cardtronics shall provide to 7-Eleven, or at 7-Eleven’s request to 7-Eleven’s designees (including one or more third parties), any and all reasonable assistance requested by 7-Eleven to (i) allow the Financial Services to continue with minimal disruption and to facilitate the orderly transfer of the 7-Eleven Services to 7-Eleven or its designees; and (ii) ensure the continuity and availability of the Financial Services Kiosks and Financial Services at each Store (provided that Cardtronics is reimbursed by 7-Eleven for all reasonable and necessary out of pocket costs incurred by Cardtronics to extent that any such services are above the normal scope of services in providing such assistance).
(a) During any transitional period, Cardtronics shall provide to 7-Eleven, or to 7-Eleven’s designees at 7-Eleven’s request, any and all reasonable assistance requested by 7-Eleven so to facilitate the orderly transfer of the 7-Eleven Services to 7-Eleven’s designee
18.10 Disclaimer of Consequential Damages. Except for indemnification obligations and breaches of confidentiality obligations, in no event will either Party will be liable to the other for any special, incidental, punitive, exemplary or consequential damages.
19. General.
19.1 Relationship of the Parties. 7-Eleven and Cardtronics agree that Cardtronics, in furnishing the Financial Services, is acting as an independent contractor. Each Party is acting for its own account and neither is authorized to make any commitment or representation, express or implied, on the other’s behalf. In all matters relating to this Agreement, neither Party nor such Party’s employees or agents are, or will act as, employees of the other Party within the meaning or application of any federal or state laws.

19.2 Entire Agreement. This Agreement, including any Schedules referred to herein, each of which is incorporated herein for all purposes, together constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment, change, waiver or discharge hereof shall be valid unless expressly set forth in writing and signed by an authorized representative of the Party (which in the case of 7-Eleven shall be a Vice President) against which such amendment, change, waiver or discharge is sought to be enforced.
19.3 Assignment. This Agreement may not be assigned or transferred by either Party to any third party, either voluntarily, involuntarily, or by operation of law, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, a Party may assign this Agreement, without the consent of the other Party, (a) in its entirety to any Affiliate controlling, controlled by or under common control with the assigning Party, (b) to any person resulting from the merger or consolidation of the assigning Party, (c) to any person that acquires more than 50% of the assigning Party’s common stock or other voting securities, or (d) to any person that acquires all or substantially all of the assigning Party’s assets. Notwithstanding anything to the contrary in this provision, Cardtronics may not assign this Agreement to any entity that (directly or indirectly) owns or controls or is a convenience store operator. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Subject to the foregoing, the rights and liabilities of the Parties under this Agreement shall bind and inure to the benefit of their respective successors and assigns. Any attempted assignment in violation of this Section 19.3 shall be null and void.
19.4 Notices. All notices, requests, demands and determinations under this Agreement (other than routine operational communications) shall be in writing and shall be deemed duly delivered (a) when delivered by hand, (b) one day after being given to a nationally recognized over-night delivery service with a reliable system for tracking delivery, (c) when sent by confirmed facsimile with a copy sent by another means specified in this Section 19.4, or (d) six days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:
In the case of Cardtronics:
3110 Hayes Road, Suite 300
Houston, Texas 77082
Attn: Michael E. Keller
Facsimile No.: (281) 892-0102
With a copy to:
3110 Hayes Road, Suite 300
Houston, Texas 77082
Attn: Michael H. Clinard

Facsimile No.: (281) 892-0151
In the case of 7-Eleven:
7-Eleven, Inc.
One Arts Plaza
1722 Routh Street, Suite 1000
Dallas, Texas 75201
Attn: Vice President – Business Development
and
7-Eleven, Inc.
One Arts Plaza
1722 Routh Street, Suite 1000
Dallas, Texas 75201
Attn: General Counsel
Facsimile No.: (972) 828-7119
With a copy to:
Vinson & Elkins LLP
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Attn: Jeff Chapman
Dallas, Texas 75201-2975
Facsimile No.: (214) 999-7797
A Party may from time to time change its address or designee or add up to two (2) additional designees for notification purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will become effective in accordance with the foregoing notification provisions.
19.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding laws that might otherwise govern under applicable principles of conflicts of laws. The Parties hereby irrevocably submit to the jurisdiction of any state or federal court in Dallas County, Texas with respect to any action or proceeding arising out of or relating to this Agreement. The Parties hereby consent to and grant to any such court jurisdiction over the persons of such Parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.
19.6 Expenses. Except as otherwise expressly provided by this Agreement, each Party shall pay all fees and expenses incurred by it in connection with its negotiation and execution of, and performance under, this Agreement.

19.7 Relationship of the Parties. Each Party is an independent contractor acting for its own account and neither is authorized to make any commitment or representation, express or implied, on the other’s behalf. In all matters relating to this Agreement, neither Party nor such Party’s employees, subcontractors or agents are, or will act as, employees of the other Party within the meaning or application of any federal or state laws.
19.8 Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.
19.9 Waiver of Default; Cumulative Remedies. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure that may occur in the future. All remedies provided for in this Agreement shall be cumulative, in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.
19.10 Survival. Sections 2, 10.6, 10.9, 14 (only with respect to indemnification obligations for claims arising prior to termination)16 (only with respect to indemnification obligations for claims arising prior to termination), 18, and 19 shall survive the expiration or termination of this Agreement hereunder, and continue in full force and effect.
19.11 Media Releases. All media releases, public announcements and public disclosures by either Party of this Agreement or the subject matter of this Agreement, including without limitation, promotional or marketing material, but not including announcements intended solely for internal distribution or to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and subject to reasonable approval by the other Party prior to release.
19.12 Interpretation. The headings, captions and titles herein are included for reference purposes only and shall not affect the interpretation of the provisions hereof. The headings, captions and titles in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Use of the words “herein,” “hereof,” “hereto” and the like in this Agreement refer to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted. When the context requires, the singular use of all words includes both the singular and plural. Except as otherwise specified herein, each use of the word “including” shall mean “including without limitation.” The Exhibits and Schedules attached to this Agreement (or to other Schedules of this Agreement) are incorporated herein (or therein) by reference.

19.13 Eminent Domain. If the whole or any part of a Financial Services Kiosk Area shall be taken under the power of eminent domain or sold to a condemning authority under the threat of the exercise of the power of eminent domain, then this Agreement shall terminate only with respect to such Financial Services Kiosk on the date the Financial Services Kiosk ceases to be in operation. The compensation awarded for such taking or the sale proceeds, both as to 7-Eleven’s reversionary interest and Cardtronics’ interest under this Agreement, shall belong to and be the property of 7-Eleven.
19.14 No Third Party Beneficiaries. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors, assigns and transferees, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than the Indemnified Parties as provided in Section 16) any rights or remedies of any nature whatsoever under or by reason of this Agreement.
19.15 Time of the Essence. Time is of the essence of the performance of the Parties’ obligations under this Agreement.
19.16 Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile signature pages), each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
19.17 Force Majeure. Neither Party shall be responsible for any delay in performing its obligations under this Agreement due to acts of God, wars, insurrections, strikes, riots, terrorist attacks, fires, floods, explosions, hurricanes, failures by telecommunications providers, earthquakes, or any other matter beyond its reasonable control, and the period for performance of a Party’s obligations hereunder shall be extended by any period in which such performance is delayed due to such matters.
19.18 Offset. To the extent it is determined (either by a final nonappealable judgment by a court of competent jurisdiction or by mutual written agreement of the Parties) that Cardtronics is entitled to indemnification (and the amount of such indemnification) pursuant to Section VIII of the Purchase Agreement, if 7-Eleven has not made payment of such amount within 10 calendar days of such judgment or agreement, any amounts payable in respect of such indemnification may be offset by Cardtronics against any payment obligations of Cardtronics under this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered by a duly authorized representative, on the date first mentioned above.

7-ELEVEN, INC.

By: Name:	/s/ Stanley W. Reynolds Stanley W. Reynolds
Title:	SVP & CEO

Attest:

By: Name:	/s/ J. David Clark, Jr. J. David Clark, Jr.
Title:	Assistant Secretary

CARDTRONICS, LP

By: Name:	/s/ Jack Antonini Jack Antonini
Title:	President and CEO

SCHEDULE A
Financial Services
ATM Services — traditional automated teller machine functions including cash withdrawals, balance inquiries, account transfers, credit and/or debit card cash advances, and transaction denials.
Advanced Financial Services — advanced financial and other kiosk based service offerings excluding ATM Functionality which as of the Effective Date consist of: check cashing, money transfer, bill payment, deposit taking capabilities, and coupon or other promotional activities via receipt printing or usage of screens, financial institution guest member verification, financial institution balance and history print, financial institution account transfers (including share to share, share to loan, loan to loan, loan to share), financial institution cash advances (cash only), and financial institution loan payment (cash only and check where available).

A-1

SCHEDULE B
Financial Services Kiosks Deployed at Effective Date
See the Assets Schedule of the Purchase Agreement.

B-1

SCHEDULE C
Financial Services Kiosk Physical Requirements
See Attached.

C-1

SCHEDULE D
Service Levels and Liquidated Damages
1. SERVICE LEVELS.
     1.1 Generally. Cardtronics will perform the Cardtronics Services in a manner that meets or exceeds the Service Levels set forth in Section 5 of this SLA, subject only to force majeure events set forth in Section 19.17 of this Agreement. Cardtronics will meet or exceed those Service Levels at all times during the term of this Agreement.
     1.2 Measurement and Monitoring Tools. Cardtronics will use automated measurement and monitoring tools which will provide reports to 7-Eleven at no additional cost and at a level of detail sufficient to verify compliance with the Service Levels, and which (together with such tools) will be subject to audit by 7-Eleven. Cardtronics will maintain complete records and sufficient detailed information to permit 7-Eleven to audit and verify all Service Levels for at least four (4) years after Cardtronics Services are performed under this Agreement, and Cardtronics will make copies (in the format maintained by Cardtronics) of those records and information available to 7-Eleven upon 7-Eleven’s request. Cardtronics will provide 7-Eleven with detailed descriptions of and access to measurement and monitoring tools upon 7-Eleven’s request.
     1.3 Service Level Defaults.
     (a) Cardtronics acknowledges that its failure to meet one or more Service Levels may have an adverse effect on the business and operations of 7-Eleven. Accordingly, if Cardtronics fails to meet or exceed a Service Level, 7-Eleven shall have the option, but not the obligation, to recover the specified Service Level Credits. Cardtronics shall pay 7-Eleven all Service Level Credits due as part of the monthly settlement and include them in the file detail. Regardless of whether 7-Eleven exercises its option to recover Service Level Credits with respect to any failure, 7-Eleven shall also have any remedies available to 7-Eleven under this Agreement, or at law or in equity, including the right to terminate this Agreement pursuant and subject to Section 18.3 of the Agreement and Section 4 of this Schedule.
     (b) If Cardtronics fails to provide Cardtronics Services in accordance with the Service Levels, and/or this Agreement, Cardtronics shall (after restoring the Service or otherwise resolving any immediate problem related to the Cardtronics Services): (i) promptly investigate and report on the causes of the problem; (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure or at 7-Eleven’s request; (iii) correct the problem as soon as practicable (regardless of cause or fault) or coordinate the correction of the problem if Cardtronics does not have responsibility for the cause of the problem; (iv) advise 7-Eleven of the status of remedial efforts being undertaken with respect to such problem; (v) demonstrate to 7-Eleven’s reasonable satisfaction that the causes of such problem have been or shall be corrected on a permanent basis; and (vi) take commercially reasonable actions to prevent any recurrence of such problem. Cardtronics shall complete the Root Cause Analysis within five (5) days of a failure; provided that, if it is not capable of being completed within five (5) days using reasonable diligence, Cardtronics shall complete such Root Cause Analysis as quickly as possible and shall notify 7-Eleven prior to the end of the initial five (5) day period as to the status of the Root Cause Analysis and the estimated completion date.
     (c) The following table describes the Service Level Credit “multipliers” to be applied in the event that Cardtronics repeatedly fails to meet one or more Service Levels. In the event of repeated Service Level Defaults, 7-Eleven shall be entitled to obtain Service Level Credits multiplied by the specified multiplier as follows:

Impact	Frequency of Failure	Action
Service Level Failures	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Level Failures	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Increased Impact Level failures	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Impact	Frequency of Failure	Action
Increased Impact Level failures	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]
     (d) 7-Eleven shall be entitled to all Service Level Credits even if a single Service Level Default triggers multiple Service Levels. If any failure to meet a Service Level is directly caused by 7-Eleven pursuant to that certain Network Services Agreement between Cardtronics and 7-Elevenof even date with this Agreement, 7-Eleven shall not be entitled to a Service Level Credit.
2. BENCHMARKING
     2.1 Benchmarking Review. No more than once bi-annually, 7-Eleven may, at its expense, engage an independent third party (a “Benchmarker”) to compare the Service Levels of all or any portion of the Cardtronics Services against well-managed companies performing similar Cardtronics Services to determine whether 7-Eleven is receiving from Cardtronics levels of service that are competitive with market service levels, given the nature, volume and type of Cardtronics Services provided by Cardtronics hereunder (“Benchmarking”). Any Benchmarker engaged by 7-Eleven shall execute a non-disclosure agreement, provided, however, Cardtronics agrees and acknowledges that such non-disclosure agreement shall permit the Benchmarker to anonymously reuse all benchmarking data on other benchmarking studies it performs. Cardtronics shall cooperate fully with 7-Eleven and the Benchmarker and shall provide reasonable access to any premises, equipment, personnel or documents and provide any assistance required by the Benchmarker to conduct the Benchmarking, all at Cardtronics’ cost and expense. The Benchmarking shall be conducted so as not to unreasonably disrupt Cardtronics’ operations under this Agreement.
     2.2 Result of Benchmarking. If the Benchmarker finds that the service levels are materially lower than either service levels offered by well managed providers or actual performance of Cardtronics under this Agreement, then the Parties agree to review service levels to determine whether and to what extent the service levels will be adjusted to eliminate any such unfavorable variance, provided however that no such adjustment shall be made except in a mutually acceptable manner and in a reasonable timeframe.
3. SERVICE LEVEL CREDITS
     3.1 Service Level Credits. Cardtronics recognizes that Cardtronics is committing to deliver the Cardtronics Services at specified Service Levels. If Cardtronics fails to meet such Service Levels, then, in addition to other remedies available to 7-Eleven, Cardtronics shall pay to 7-Eleven the Service Level Credits specified in recognition of the diminished value of the Cardtronics Services resulting from Cardtronics’ failure to meet the agreed upon level of performance, and not as a penalty. Cardtronics will calculate any Service Level Credits in accordance with Section 5 and Section 1.3(c) of this SLA. In addition, with each Service Level Credit, Cardtronics will provide 7-Eleven with supporting documentation in sufficient detail to permit 7-Eleven to review and confirm the accuracy of that Service Level Credit. If more than one Service Level applies to any particular obligation, Cardtronics shall perform in accordance with the most stringent of such Service Levels. Notwithstanding anything to the contrary, issuing Service Level Credits shall be a cumulative remedy, i.e. in addition to any other remedies available to at law or equity, and not deemed to be a sole and exclusive remedy. In addition, notwithstanding anything the to contrary, in the event that Cardtronics must pay Service Level Credits for failing to meet a Service Level which measures average availability, it shall have no obligation to also pay Service Level Credits for the incident for failing to meet a Service Level which measures per Store availability. However, Cardtronics shall be liable for Service Level Credits for under Service Levels for both ATM and Advanced Services Functionality unavailability when both are unavailable, even if such unavailability is caused by a single incident.
4. TERMINATION
     (a) Termination for Cause of the Agreement by 7-Eleven. 7-Eleven may terminate the Agreement immediately after thirty (30) days written notice for any of the following events: (i) Cardtronics fails to perform in accordance with the Minimum Service Level for the Service Levels in Section 5.2 or 5.4 for three (3) consecutive Measurement Windows; or (ii) Cardtronics fails to perform in accordance with the Service Levels Sections 5.2 or 5.4 during four (4) of any six (6) Measurement Windows.
     (b) Termination for Cause of Exclusive Rights per Store by 7-Eleven. 7-Eleven may terminate the Exclusive Rights and all other rights granted to Cardtronics under the terms of the Agreement with respect to any affected Store immediately after thirty (30) days written notice for any of the following events: (i) Cardtronics fails to perform in accordance with the Service Levels in Section 5.1 or 5.3 for three (3) consecutive Measurement Windows; (ii) Cardtronics fails to perform in accordance with the Service Levels Sections 5.1 or 5.3 during four (4) of any six (6) Measurement Windows; or (iii) Cardtronics fails to provide any Cardtronics Services at one or more Stores, the effect of which is to preclude or materially impair the rendition of the Financial Services offered by the Financial Services Kiosk at such Store for any ten (10) days in any consecutive thirty (30) day period.
     (c) If any event occurs that permits 7-Eleven to terminate either the Agreement in its entirety or as to any particular Store under subsection (a) or (b) above, 7-Eleven must exercise such right within one (1) year of the last act or omission or measurement period from which the right of termination arises in whole or in part (“Termination Period”). If such right of termination is not exercised within the Termination Period such right of termination shall lapse with respect to such act, omission or measurement period, provided however that notwithstanding such lapse, 7-Eleven shall retain the right to seek recovery of damages and any other rights or remedies it may have under the law or in equity.

5. SERVICE LEVELS
The Service Levels are specified on the following pages. Service Levels 5.3 and 5.4 shall not apply for the first twenty-four (24) months after the Effective Date.

     5.1 Per Store Availability for ATM Functionality
Per Store Availability for ATM Functionality
Service Level Specification

Objective	For Cardtronics to determine and maintain the availability of the ATM Functionality on the Financial Services Kiosk to customers at each Store.

Definition	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Method

Data Capture	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST].

Measurement Interval	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Responsibility

Reporting Period	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Hours of Support	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Reports	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Metric

Service Level	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Increased Impact	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Level Credits

Failure to Achieve “Service Level”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Failure to Avoid “Increased Impact”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

     5.2 Average Availability for ATM Functionality
Average Availability for ATM Functionality Service Level Specification

Objective	For Cardtronics to determine and maintain the availability of the ATM Functionality on the Financial Services Kiosks to customers across all Stores.

Definition	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Method

Data Capture	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Measurement Interval	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Responsibility

Reporting Period	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Hours of Support	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Reports	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Metric

Service Level	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Increased Impact	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Level Credits

Failure to Achieve “Service Level”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Failure to Avoid “Increased Impact”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

     5.3 Per Store Availability for Advanced Financial Services Functionality
Per Store Availability for Advanced Financial Services Functionality
Service Level Specification

Objective	For Cardtronics to determine and maintain the availability of the Financial Services Kiosk to customers at each Store.

Definition	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Method

Data Capture	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Measurement Interval	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Responsibility

Reporting Period	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Hours of Support	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Reports	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Metric

Service Level	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Increased Impact	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Level Credits

Failure to Achieve “Service Level”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Failure to Avoid “Increased Impact”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Average Availability for Advanced Financial Services Functionality
Average Availability for Advanced Financial Services Functionality
Service Level Specification

Objective	For Cardtronics to determine and maintain the availability of the Financial Services Kiosk to customers across all Stores.

Definition	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Method

Data Capture	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Measurement Interval	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Responsibility

Reporting Period	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Hours of Support	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Reports	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Metric

Service Level	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Increased Impact	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Level Credits

Failure to Achieve “Service Level”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Failure to Avoid “Increased Impact”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

     5.4 Reporting
Reporting
Service Level Specification

Objective	For Cardtronics to document and report on the availability of the Financial Services Kiosk to customers across all Stores.

Definition

Method

Data Capture	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Measurement Interval	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Responsibility

Reporting Period	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Hours of Support	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Reports	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Metric

Service Level	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Increased Impact	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Service Level Credits

Failure to Achieve “Service Level”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

Failure to Avoid “Increased Impact”	[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

SCHEDULE E
Payments and Consideration for Financial Services
[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

SCHEDULE E-1
Current Alternative Revenue Stream Payments
A. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIALITY TREATMENT REQUEST]

SCHEDULE E-2
Intentionally Left Blank.

SCHEDULE F
Periodic Reports
As Attached:
The timing of the reports is as follows:
Blank Deal Tracking Report — weekly on Tuesday morning
ATM Transactions —Weekly on Tuesday
Final Report and Executive Summary — are delivered monthly by the last week of the following month. These reports are FiServ dependant.
Store Revenue Adjustment (Co Op & Citi) — delivered monthly by the second week of the month
PSECU — weekly on Tuesday

Schedule G
Quarterly Meetings
The Quarterly Meetings will be held to review Cardtronics’ performance in the previous quarter and provide the opportunity to discuss replacing error prone and obsolete Financial Services Kiosks, forecast new Store openings, proposed changes to the color scheme of the Financial Services Kiosks, new potential Advanced Functionality Financial Services, and any other matter that the Parties deem useful to discuss.
7-Eleven shall provide the date for the meeting and propose an agenda, to which Cardtronics will be permitted to suggest additional items/issues. In addition to the above-described issues, both Parties will be encouraged to discuss or provide insight into: upcoming business initiatives, market activities, business drivers and a directional and tactical review. From and after July 31, 2008, two of the four scheduled meetings during any 12-month period may be via teleconference; provided, however, that no such teleconferences will be held consecutively.
Service Issues
     For any failures to meet the prescribed service levels set forth in Schedule D, Cardtronics shall provide a review of service level performance, description of the issue which caused the failure, the impact to the Financial Services Kiosks, and the steps it has taken to prevent a reoccurrence of the problem. In addition, Cardtronics shall provide updates on its installation activities, including the status of any plan involving the temporary cessation of any service. All issues will be recorded in a log (the “Issues Log”). A root cause analysis for all service level performance failures shall be conducted by Cardtronics with the results documented in the Issues Log for the purpose of reducing the likelihood of occurrence of such issues in the future.
     With respect to Financial Services Kiosks, Cardtronics shall, and 7-Eleven may, identify any Financial Services Kiosks which are error prone, or which are technically or aesthetically obsolete due to age or condition. Cardtronics shall develop a plan to resolve the above issues and present the plan to 7-Eleven for discussion and approval. Once the plan has been approved by both Parties, Cardtronics will implement the plan to refurbish or replace such Financial Services Kiosks.)
New Installs:
     For forecasting purposes, the Parties will use good faith efforts to mutually develop a rolling forecast, estimating 7-Eleven’s required Financial Services Kiosk needs, as well as the need for the installation of Financial Services Kiosk by Cardtronics, based on 7-Eleven’s anticipated number of new Stores and Store closures in the next quarter of this Agreement.
     For proposed color changes to the Financial Services Kiosks, Cardtronics must obtain 7-Eleven’s prior written approval before making such changes. Cardtronics shall provide mock-ups showing the intended color changes at the meeting. 7-Eleven may grant or withhold

E-1

approval in its discretion.
Advanced Financial Services Functionality:
     For any new Advanced Financial Services Functionality for which 7-Eleven does not have an over the counter solution and which are suitable for a kiosk based solution, 7-Eleven would prefer to work with Cardtronics to agree on a mutually acceptable solution. Parties agree to dedicate time during each Quarterly Meeting to discuss new or future products and services and to determine the best way to work together to deliver these new or future products and services. However, unless and until a mutually acceptable definitive written agreement is executed by both Parties with respect to any such new or future product or service, 7-Eleven shall be free to provide any solution it deems appropriate in its Stores provided the solution does not violate this Agreement. 7-Eleven shall have no obligation to disclose any third party proposals for such new or future product or service.

E-2

SCHEDULE H
Obligations Related to Financial Network Contracts
With respect to the following Network Agreements, 7-Eleven will continue to be responsible throughout the remaining current term of such agreements for the following duties and obligations:
1. ATM Surcharge and Branding Agreement dated December 2, 2005 (as amended) by and among 7-Eleven, Inc. and Vcom Financial Services, Inc. (collectively “7-Eleven”) and Citibank, N.A., et al (“Citibank”):
•	In accordance with Section 4, 7-Eleven will provide electricity for all Citibank signage;

•	In accordance with Section 7(a) indemnify Citibank from third party claims and liabilities arising out of 7-Eleven’s convenience store ownership, operation and maintenance of the stores, except to the extent such claims and liabilities arise as a result of actions or omissions of Cardtronics’ employees and/or subcontractors;

•	In accordance with Section 10 make or submit all applications to any governmental agency for any required signage permits, but only to the extent the owner or lessor of a store is required to be the applicant for such signage; and

•	In accordance with Section 25, 7-Eleven will continue to work with Cardtronics and Citibank to develop joint marketing plans to maximize the benefits of the agreement. 7-Eleven will market to its customers through “in-store” collateral (where available and as approved by 7-Eleven), at-the–ATM signage (where available and as approved by 7-Eleven).
2. Check Cashing Services Agreement dated December 1, 2006 (as amended) by and among Certegy Check Services, Inc., and 7-Eleven:
     (a) In accordance with Section 14, 7-Eleven will allow Cardtronics to post, and 7-Eleven agrees to keep posted all Certegy-supplied notices at or on the Vcom kiosk as may be mutually agreed at each of the Stores so that they are clearly visible to all Check Cashers: (i) any notice required by NACHA or Regulation E relating to electronic presentment; and (ii) a notice that a service charge, to be specified by Certegy, will be assessed for all dishonored Checks. Further, 7-Eleven agrees to keep displayed any and all existing Certegy signage.
•	Vcom Financial Services, Inc (herein “7-Eleven”) and Financial Service Centers Cooperative, Inc. (“FSCC”) Vcom-Project Master Agreement dated June 19, 2006 (the FSCC Agreement”):
•	In accordance with Section 13.5.2, 7-Eleven will continue to permit FSCC to use the VFS Marks as contemplated in the FSCC Agreement.

H-1

•	Marketing Agreement dated December 6, 2005, by and between H & R Block Services, Inc. and 7-Eleven:
•	In accordance with Section IV A, H & R must continue to have rights vis-à-vis 7-Eleven trademarks as set forth in this agreement;

•	7-Eleven must continue to adhere to the advertisement restriction set forth in accordance with Section VI A; and

•	As set forth in Exhibit A, 7-Eleven must continue to use commercially reasonable efforts to distribute H&R Block discount coupons at or around the cash register of stores in the Markets (as identified in the agreement) beginning or about Jan 15th of each year with such out of pocket costs being reimbursed by Cardtronics.
•	ATM Surcharge Agreement dated August 31, 2006, by and between Vcom Financial Services, Inc. and Pennsylvania State Employees Credit Union (“PSECU”):
     (a) In accordance with Section 4; PSECU shall have the continuing right through the term of this agreementthereof) to use 7-Eleven logos, trademarks, etc, with 7-Eleven prior written consent, which shall not be unreasonably withheld.
• ATM Surcharge Agreement dated July 6, 2005, by and between Vcom Financial Services, Inc. and TCF National Bank (“TCF”):
•	In accordance with Section 27: 7-Eleven will continue to work with Cardtronics and TCF to develop joint marketing plans to maximize the benefits of the agreement. 7-Eleven will market to its customers through “in-store” collateral (where available and as approved by 7-Eleven), at-the–ATM signage (where available and as approved by 7-Eleven) and its other standard communication and promotional channels; and

•	In accordance with Section 27(b) and subject to the qualifications and conditions therein, TCF shall continue to have the right to use 7-Eleven’s name, logo, trademark, etc.
7. Agency Agreement between Western Union Financial Services, Inc. and 7-Eleven, Inc. dated February 23, 2001, as amended:
     (a) Under the circumstances set forth in Section 9.8(e) of the agreement, when the agreement is terminated, 7-Eleven will allow Cardtronics to post signage (provided by Western Union) in a conspicuous location at each store that contains a Vcom for a period of 90 days following such termination for alerting customers of new locations, however, 7-Eleven shall not be obligated to post any notice that, in 7-Eleven’s judgment, refers to, or promotes the business of, a competitor of 7-Eleven;
     (b) In accordance with Section 13.5, Western Union will have a continuing right to use 7-Eleven’s trade name and symbols for the purposes set forth in said section; and
     (c) For the duration of the agreement 7-Eleven will honor the exclusivity and marketing provisions set forth in Section 14.1.

H-2